UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Western Union Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, CO 80112

April 1, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Friday, May 15, 2015, at 505 Fifth Avenue, 7th Floor, New York, NY 10017. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2014 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign, and date and return by mail. Using the telephone or Internet voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards,

Hikmet Ersek
President, Chief Executive Officer and Director

THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, CO 80112
(866) 405-5012

Notice of Annual Meeting of Stockholders
TO BE HELD MAY 15, 2015
_________________________________________________

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company, a Delaware corporation (the “Company”), will be held at 8:00 a.m., local time, on Friday, May 15, 2015, at 505 Fifth Avenue, 7th Floor, New York, NY 10017, for the following purposes:

1.	Elect Hikmet Ersek, Richard A. Goodman, Jack M. Greenberg, Betsy D. Holden, Jeffery A. Joerres, Linda Fayne Levinson, Roberto G. Mendoza, Michael A. Miles, Jr., Robert W. Selander, Frances Fragos Townsend, and Solomon D. Trujillo to serve as members of the Company’s Board of Directors until the Company’s 2016 Annual Meeting of Stockholders.

2.	Hold an advisory vote to approve executive compensation.
3.	Approve The Western Union Company 2015 Long-Term Incentive Plan (the “2015 Plan”).
4.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015.
5.	Vote on the stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.
6.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors recommends the following votes:

●	FOR the election of all the nominees for the Board of Directors.
●

FOR the approval of a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the accompanying Proxy Statement.

●	FOR the approval of the 2015 Plan.
●	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015.
●	AGAINST the stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.

Our stockholders of record on March 19, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices located at 12500 East Belford Avenue, Englewood, CO 80112.

You are cordially invited to attend the Annual Meeting. To gain admission, you will need to show that you are a stockholder of the Company. All stockholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign, and date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE; (ii) INTERNET; (iii) REQUESTING A PAPER PROXY CARD TO COMPLETE, SIGN, AND DATE AND RETURN BY MAIL; OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time on Thursday, May 14, 2015.

By Order of the Board of Directors

John R. Dye Executive Vice President, General Counsel and Secretary April 1, 2015

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, AND DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

Proxy Summary	PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2015 Annual Meeting of Stockholders

Date and Time:	Place:
May 15, 2015 at 8:00 a.m. local time	505 Fifth Avenue, 7th Floor, New York, NY 10017
Record Date:
March 19, 2015

Meeting Agenda and Voting Matters

Item	Management Proposals	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR each director	15
		nominee
2	Advisory Vote to Approve Executive Compensation	FOR	73
3	Approval of The Western Union Company 2015 Long-Term	FOR	76
	Incentive Plan
4	Ratify the Selection of Ernst & Young LLP as our independent	FOR	85
	registered public accounting firm for 2015

Item	Stockholder Proposals	Board Vote Recommendation	Page Reference (for more detail)
5	Stockholder Proposal Regarding Stockholder Action By Written Consent	AGAINST	86
6	Stockholder Proposal Regarding Political Contributions	AGAINST	89
7	Stockholder Proposal Regarding New Board Committee	AGAINST	93

Members of Our Board of Directors

Director	Age	Director Since	Independent	Committee Memberships
Dinyar S. Devitre	67	2006	Yes	CGC⧫, CC
Hikmet Ersek	54	2010	No	CC+
Richard A. Goodman	66	2012	Yes	AC⧫, CBC
Jack M. Greenberg	72	2006	Yes	★
Betsy D. Holden	59	2006	Yes	CBC⧫, CGC
Linda Fayne Levinson	73	2006	Yes	AC, CGC
Roberto G. Mendoza	69	2006	Yes	AC, CBC
Michael A. Miles, Jr.	53	2006	Yes	AC, CC
Robert W. Selander	64	2014	Yes	CBC, CC
Frances Fragos Townsend	53	2013	Yes	CC⧫, CGC
Solomon D. Trujillo	63	2012	Yes	CBC

★ - Chairman of the Board
AC - Audit Committee
CBC - Compensation and Benefits Committee
CGC - Corporate Governance and Public Policy Committee
CC - Compliance Committee
⧫ - Committee Chair
+ - Non-voting Member

i	|	The Western Union Company – Proxy Statement

Proxy Summary	PROXY STATEMENT

Director Nominee

	Age	Independent	Committee Memberships
Jeffery A. Joerres	55	Yes	—*
* Subject to Mr. Joerres’ election, the Board will determine Mr. Joerres’ committee assignments after the Annual Meeting.

Information about our Board and Committees (Page 7)

	Number of Members	Independence	Number of Meetings During Fiscal Year 2014
Full Board	11	91%	8
Audit Committee	4	100%	8
Compensation and Benefits Committee	5	100%	6
Corporate Governance and Public Policy Committee	4	100%	4
Compliance Committee	5	100% of voting members	10

Governance Highlights (Page 16)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, except our Chief Executive Officer
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Stockholder Engagement

Core Components of Executive Compensation (Page 44)

●	Base Salary - Fixed compensation component payable in cash
●	Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
●

Performance-Based Restricted Stock Units - Stock units that vest based on the Company’s achievement of financial performance objectives and standalone stock units that vest based on the Company’s relative total shareholder return (“TSR“) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

●

Stock Options - Nonqualified stock options granted with an exercise price at fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

●	Restricted Stock Units - Restricted stock units that generally vest in 25% annual increments over a four-year vesting period

The Western Union Company – Proxy Statement	|	ii

Proxy Summary	PROXY STATEMENT

Key Features of Our Executive Compensation Program (Page 35)

What We Do:
✓

Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2014, variable compensation comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 75% of the targeted annual compensation for the other named executive officers (excluding the 2014 promotion and retention/performance restricted stock unit grants to such executives).

✓

Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓	Emphasis on future pay opportunity vs. current pay. In 2014, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation.
✓

Mix of performance metrics. The Company utilizes performance metrics that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓

Stockholder engagement. As part of the Company’s stockholder outreach program, the chair of the Compensation Committee and members of management engage with stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”
✓	Maximum payout caps for annual cash incentive compensation and performance-based restricted stock unit awards.
✓

“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓

Robust stock ownership guidelines. Executives are required to hold stock equal to a multiple of five times salary for our Chief Executive Officer and two times salary for each other named executive officer. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

What We Don’t Do:
×

No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

×

No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

×	Prohibition against pledging and hedging of Company securities by senior executives and directors.
×	No dividends or dividend equivalents accrued or paid on performance-based restricted stock unit awards or time-based restricted stock unit awards.

iii	|	The Western Union Company – Proxy Statement

Proxy Summary	PROXY STATEMENT

Recent Compensation Actions

For 2014, many of the compensation decisions were designed to further align the Company’s executive compensation program with the Company’s future growth and strategic operating plans and the interests of our executives with those of our stockholders. Specifically, the Compensation Committee approved several modifications to the compensation program to further align the executive compensation program with evolving investor preferences, executive compensation practices and market trends.

These decisions included:

●

No Executive Base Salary Increases for 2013 or 2014: Other than with respect to executive promotions, there were no changes in our named executive officers’ base salary levels for 2013 or 2014 from the levels effective March 2012.

●

Created Standalone TSR Performance-Based Restricted Stock Units: We replaced the TSR modifier from our 2013 long-term incentive design under the Company’s 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) with a standalone TSR performance-based restricted stock unit award (“TSR PSU”) in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR resulting in maximum payout.

●

Increased Performance Period for Performance-Based Restricted Stock Units: We increased the performance period of our performance-based restricted stock units so that they will be subject to a three-year total performance period, versus the two-year performance period used in prior years.

●

Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014, the annual equity awards under the Long-Term Incentive Plan consisted of 80% performance-based restricted stock units (60% financial performance-based restricted stock units, incorporating both revenue and operating income growth (“Financial PSUs”), and 20% TSR PSUs) and 20% stock options, as compared to 67% performance-based restricted stock units and 33% stock options in 2013.

●

Established Goals Exceeding Performance During Prior Three Years: The financial performance target objectives for the 2014 compensation program were set at constant currency growth rates that are higher than the Company’s average annual constant currency results achieved over 2011 through 2013. The 2014 Senior Executive Annual Incentive Plan (the “Annual Incentive Plan”) financial performance target objectives were also set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. For the 2014 Annual Incentive Plan, performance at 184% of the target revenue growth rate and at 200% of the target operating income growth rate is required for a maximum payout equal to 150% of the target award. Further, the Company’s relative TSR performance rank versus the S&P 500 Index over the 2014-2016 performance period that is required to earn a target payout under the 2014 TSR PSUs is higher than the Company’s annual relative TSR performance versus the S&P 500 Index in each of 2011, 2012, and 2013.

●

Reduced Maximum Payout Under Annual Incentive Plan: The Compensation Committee reduced the maximum payout opportunity under the Annual Incentive Plan to 150% of target, as compared to the 200% of target maximum payout opportunity that was used in prior years.

●

Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Company’s executive severance policy (the “Executive Severance Policy”) to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

The Western Union Company – Proxy Statement	|	iv

Proxy Summary	PROXY STATEMENT

Chief Executive Officer Compensation

For 2014 performance, Mr. Ersek received a cash payout under the 2014 Annual Incentive Plan of $1,314,800, reflecting a blended payout of 88% of target based on the Company’s achievement of corporate and strategic performance goals, as compared to an 84% of target payout for 2013 performance and no payout for 2012 performance. The Compensation Committee based Mr. Ersek’s award opportunity under the Annual Incentive Plan on the achievement of corporate and strategic performance goals and did not include individual performance goals. As noted above, the 2014 Annual Incentive Plan financial performance target objectives were set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. Also for 2014, the committee awarded Mr. Ersek a discretionary bonus of $115,000 in recognition of his leadership in enhancing the Company’s global compliance programs.

The following chart demonstrates that variable, performance-based pay elements comprised approximately 88% of the targeted 2014 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and performance-based restricted stock unit components under the Long-Term Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2014.

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to demonstrate the difference between the compensation granted to Mr. Ersek as required to be reported by the U.S. Securities and Exchange Commission (the “SEC”) rules in the 2014 Summary Compensation Table, and the compensation “realizable” by him for 2012 to 2014.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation as well as fluctuations year-over-year are primarily the result of our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan and our stock performance. For example, as illustrated in the following table, 2012 realizable compensation was significantly below 2012 reported compensation and 2013 and 2014 realizable compensation. This difference was primarily a result of a 2012 payout level of 13% of target for the Chief Executive Officer for the Company’s 2012 performance-based stock unit awards, no payout for the Chief Executive Officer under the 2012 Annual Incentive Plan, and stock price depreciation during 2012. In contrast, the improvement in realizable compensation in 2013 and 2014 is primarily attributable to our estimated performance as of December 31, 2014 against the financial performance objectives under the Company’s 2013 and 2014 performance-based restricted stock unit awards and stock price appreciation.

v	|	The Western Union Company – Proxy Statement

Proxy Summary	PROXY STATEMENT

(1)	This graph and the total realizable compensation reported in this graph provides supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2014 Summary Compensation Table.
(2)	As reported in the Total column of the 2014 Summary Compensation Table.
(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Company’s Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are paid, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2014, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or performance-based restricted stock units and the value of unvested restricted stock units or performance-based restricted stock unit awards based on the closing stock price on December 31, 2014, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs and the 2013 performance-based restricted stock unit awards are valued for purposes of this table based on estimated performance as of December 31, 2014.
(4)	Closing stock price as of December 31 for each year reported.

The Western Union Company – Proxy Statement	|	vi

Proxy Statement and Proxy Process	PROXY STATEMENT

Proxy Statement

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 15, 2015 at 8:00 a.m., local time, and any adjournment or postponement of that meeting. The meeting will be held at 505 Fifth Avenue, 7th Floor, New York, NY 10017.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on or before April 1, 2015 to all stockholders of record as of March 19, 2015 (the “Record Date”). The only voting securities of the Company are shares of the

Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 518,535,065 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $19.25 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2014, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and these exhibits are also available in the “Investor Relations” section of www.wu.com.

1	|	The Western Union Company – Proxy Statement

Proxy Statement and Proxy Process	PROXY STATEMENT

The Proxy Process and Stockholder Voting

WHY DID I RECEIVE THESE MATERIALS?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 15, 2015, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

The Western Union Company – Proxy Statement	|	2

Proxy Statement and Proxy Process	PROXY STATEMENT

DOES MY VOTE MATTER?

YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

HOW DO I VOTE?

By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 14, 2015.

By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Hikmet Ersek and John R. Dye to act as your Proxies to vote your shares of Common Stock as specified.

At the Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially on your behalf by a broker or agent may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting.

Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan, that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 12, 2015 or by Internet or telephone by 11:59 p.m. (Eastern Time) on May 14, 2015, the trustee will vote your shares held in that plan in the same proportion as the shares for which it receives instructions from all other participants in the plan.

3	|	The Western Union Company – Proxy Statement

Proxy Statement and Proxy Process	PROXY STATEMENT

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

The Company’s By-Laws (the “By-Laws”) require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), approval of The Western Union Company’s 2015 Long-Term Incentive Plan (Proposal 3), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 4), the stockholder proposal regarding stockholder action by written consent (Proposal 5), and the stockholder proposal regarding political contributions (Proposal 6) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The stockholder proposal regarding creation of a Board Committee on Human Rights (Proposal 7) requires the affirmative vote of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon.

WHAT IS THE EFFECT OF NOT VOTING?

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, and assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. Except as described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?

If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares will have the same effect as a vote against Proposal 7. With respect to each of the other proposals, a “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 4) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote any unvoted shares.

Other than Proposal 4, the Company believes that all other proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

The Western Union Company – Proxy Statement	|	4

Proxy Statement and Proxy Process	PROXY STATEMENT

HOW ARE ABSTENTIONS TREATED?

Whether you own your shares as a Registered Holder or through a broker, abstentions are counted toward the quorum requirement and are counted as votes “against” a proposal, other than the proposal for the election of directors.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone or the Internet, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes submitted by telephone, Internet, or mail by the Beneficial Owners for whom it holds shares, and submits a Proxy Card reflecting the aggregate votes of such Beneficial Owners.

IS MY VOTE CONFIDENTIAL?

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company’s Transfer Agent and Registrar. If you are a Registered Holder, your telephone or Internet vote is submitted, or your executed Proxy Card is returned, directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns a single Proxy Card to Wells Fargo on behalf of its clients.

5	|	The Western Union Company – Proxy Statement

Proxy Statement and Proxy Process	PROXY STATEMENT

HOW MUCH DOES THE PROXY SOLICITATION COST?

The Company has engaged the firm of MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Owners of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxydocs.com/wu for Registered Holders and at www.proxyvote.com for Beneficial Owners. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

The Western Union Company – Proxy Statement	|	6

Board of Directors Information	PROXY STATEMENT

Board of Directors Information

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2016 Annual Meeting of Stockholders.

During 2014, the Board of Directors met eight times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2014.

Board of Directors

Dinyar S. Devitre

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Special Advisor to General Atlantic LLC since 2008. Mr. Devitre served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. from 2002 until 2008. From 2001 to 2002, Mr. Devitre served as a private business consultant and from 1998 to 2001, he was Executive Vice President at Citibank in Europe. He started with the Altria Group companies in 1970 and served in a variety of positions, including President Philip Morris, Asia, Chairman and Chief Executive Officer Philip Morris, Japan, and Senior Vice President, Corporate Planning, Philip Morris Companies, Inc. from 1995 to 1998. Mr. Devitre was a director of Kraft Foods Inc. from 2002 to 2007, and is a director of SABMiller plc, Markit Ltd. and Altria Group, Inc. Mr. Devitre’s term expires in 2015 and he has declined to stand for re-election.

Age 67	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Devitre brings to the Board experience as the chief financial officer of a large United States-based multinational company, as an executive and director of large consumer goods corporations subject to regulation in multiple jurisdictions and as an executive of a financial services company. Mr. Devitre has experience with complex capital structures and related issues. Mr. Devitre also provides the Board with diversity in viewpoint and international business experience as a native of India who has lived and worked in many countries.

7	|	The Western Union Company – Proxy Statement

Board of Directors Information	PROXY STATEMENT

Hikmet Ersek

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

President and Chief Executive Officer of the Company since 2010. From January 2010 to August 2010, Mr. Ersek served as the Company’s Chief Operating Officer. Prior to 2010, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region from 2008. From 2006 to 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to 2006, Mr. Ersek held various positions of increasing responsibility with the Company. Prior to joining Western Union in 1999, Mr. Ersek was with GE Capital and Europay/ MasterCard specializing in European payment systems and consumer finance. Mr. Ersek’s term expires in 2015.

Age 54	Director Since 2010

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.

Richard A. Goodman

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”) from 2010 to 2011. Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman is a director of Johnson Controls Inc., Toys “R” Us, Inc., and Kindred Healthcare, Inc. Mr. Goodman’s term expires in 2015.

Age 66	Director Since 2012

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, United States-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures, and brings to the Board and management perspective with regard to consumer products, marketing, and brand management. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

The Western Union Company – Proxy Statement	|	8

Board of Directors Information	PROXY STATEMENT

Jack M. Greenberg

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Non-Executive Chairman of the Board of Directors. Mr. Greenberg was Chairman (from 1999) and Chief Executive Officer (from 1998) of McDonald’s Corporation until 2002. Mr. Greenberg joined McDonald’s Corporation as Executive Vice President and Chief Finance Officer and as a member of its Board of Directors in 1982. He served as a director of First Data from 2003 to 2006, as a director of Abbott Laboratories from 2001 to 2007, and as a director of Manpower, Inc. from 2003 to 2014. Mr. Greenberg is a director of The Allstate Corporation, Hasbro, Inc., Innerworkings, Inc., where he serves as Chairman of the Board, and Quintiles Transnational Holdings Inc. Mr. Greenberg’s term expires in 2015.

Age 72	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Greenberg’s experience as the Chairman and Chief Executive Officer of McDonald’s Corporation is supportive of his role as Non-Executive Chairman of the Board. He has experience working with large, global distribution networks, similar to the Company’s agent network, and operations, consumer marketing, pricing, and trend analysis. Mr. Greenberg brings to the Board experience as the chief financial officer of a large United States-based multinational company. He is also a certified public accountant and an attorney. Mr. Greenberg is the only Director who was a director of the Company’s former parent company, which provides historical context for the Company’s operations.

Betsy D. Holden

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Senior Advisor to McKinsey & Company since 2007. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 through 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 until 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 until 2003. Ms. Holden began her career at General Foods in 1982. She currently serves as a director of Catamaran Corporation, Diageo plc., and Time, Inc. Ms. Holden’s term expires in 2015.

Age 59	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Holden brings to the Board experience as a chief executive officer of a large United States-based multinational company and provides the Board with insights into consumer marketing and brand management from her years of experience with Kraft Foods. She is familiar with the challenges of operating in a highly regulated industry. Her current role as Senior Advisor to McKinsey & Company is focused on strategy, marketing, innovation, and board effectiveness initiatives across a variety of industries.

9	|	The Western Union Company – Proxy Statement

Board of Directors Information	PROXY STATEMENT

Linda Fayne Levinson

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

An advisor to professionally funded, privately held ventures. Ms. Fayne Levinson was Non-Executive Chair of the Board of Connexus, Inc., formerly VendareNetblue, a privately held online marketing company until 2010 when it was merged with Epic Advertising. From 1997 until 2004, Ms. Fayne Levinson was a partner at GRP Partners, a venture capital firm, investing in early stage technology companies in the financial services, internet media and online retail sectors. Earlier in her career, Ms. Fayne Levinson was an executive at American Express and a partner at McKinsey & Company. She is a director of NCR Corporation, Jacobs Engineering Group Inc., Ingram Micro, Inc., and Hertz Global Holdings Inc. Ms. Fayne Levinson’s term expires in 2015.

Age 73	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Fayne Levinson provides a combination of consumer payments business experience with that of emerging technology and online retail services companies. She also provides general management experience from her time at American Express, strategic experience as a former McKinsey partner, and investment experience from her time as a venture capital investor. Each of these areas is central to the Company’s business. Ms. Fayne Levinson also has substantial experience with respect to executive compensation matters and corporate governance.

Roberto G. Mendoza

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since 2010. Previously, Mr. Mendoza co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from 2009 to 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from 2007 to 2008. In 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to 2007. He also served as Managing Director of Goldman Sachs from 2000 to 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as director and Vice Chairman of the Board. He currently serves as a director of PartnerRe Ltd. and Manpower Inc. Mr. Mendoza’s term expires in 2015.

Age 69	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has lived and worked and served on a variety of public company boards, both in the United States and abroad.

The Western Union Company – Proxy Statement	|	10

Board of Directors Information	PROXY STATEMENT

Michael A. Miles, Jr.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Advisory Director of Berkshire Partners, a private equity firm, since 2013. Previously, Mr. Miles was President of Staples, Inc. from 2006 until 2013, and Chief Operating Officer from 2003. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles’ term expires in 2015.

Age 53	Director Since 2006

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Miles has experience as an executive of an international consumer goods retailer, and with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

Robert W. Selander

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Mr. Selander served as Executive Vice Chairman of MasterCard Incorporated and MasterCard International during 2010. From 1997 until 2010, Mr. Selander served as Chief Executive Officer of MasterCard Incorporated and MasterCard International. In addition, until 2009, Mr. Selander served as President of MasterCard Incorporated and MasterCard International from 2002 and 1997, respectively. Prior to his election as President and Chief Executive Officer of MasterCard International in 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. Mr. Selander has also served as a director of the Hartford Financial Services Group, Inc. from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander currently serves on the Board of Directors of Mozido, Inc. and the Board of Trustees of the Fidelity Equity and High Income Funds.

Age 64	Director Since 2014

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Selander has extensive global business, leadership and financial services experience gained in over thirteen years as Chief Executive Officer of MasterCard Incorporated and MasterCard International and in senior positions at Citicorp/Citibank N.A. Mr. Selander also has substantial board of director experience having served as a director of MasterCard Incorporated, MasterCard International and the Hartford Financial Services Group, Inc.

11	|	The Western Union Company – Proxy Statement

Board of Directors Information	PROXY STATEMENT

Frances Fragos Townsend

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Executive Vice President of Worldwide Government, Legal and Business Affairs at MacAndrews & Forbes Holdings Inc. since 2013, and previously served as Senior Vice President of Worldwide Government, Legal and Business Affairs from 2010 to 2012. Ms. Fragos Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from 2009 to 2010. From 2008 to 2009, Ms. Fragos Townsend provided consulting services and advised corporate entities on global strategic risk and contingency planning. Prior to that, Ms. Fragos Townsend served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from 2004 until 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor Combating Terrorism from 2003 to 2004. Ms. Fragos Townsend was the first Assistant Commandant for Intelligence for the United States Coast Guard and spent 13 years at the United States Department of Justice in various senior positions. Ms. Fragos Townsend is a director of Scientific Games Corporation and Freeport-McMoRan Copper & Gold Inc. and was a director of SIGA Technologies, Inc. until 2014. Ms. Fragos Townsend’s term expires in 2015.

Age 53	Director Since 2013

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Fragos Townsend has extensive public policy, government, legal, and regulatory experience, and brings to the Board valuable insights regarding the conduct of business in a highly regulated industry. Ms. Fragos Townsend also has substantial leadership experience as former chair of the Homeland Security Council and as a former officer in the United States Coast Guard.

The Western Union Company – Proxy Statement	|	12

Board of Directors Information	PROXY STATEMENT

Solomon D. Trujillo

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Founded Trujillo Group, LLC, and has served as chairman since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Before that, Mr. Trujillo was Chairman, President and Chief Executive Officer of Graviton, Inc. from 2001 until 2003. Mr. Trujillo previously served as a director of Target Corporation from 1994 to 2014 and currently serves as a director of WPP plc and ProAmerica Bank. Mr. Trujillo’s term expires in 2015.

Age 63	Director Since 2012

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

Director Nominee

Jeffrey A. Joerres

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Executive Chairman of ManpowerGroup since May 2014. From 1999 to 2014, Mr. Joerres served as CEO of ManpowerGroup and from 2001 to 2014, he served as Chairman of the Board. Mr. Joerres joined ManpowerGroup in 1993, and served as Vice President of Marketing and Senior Vice President European Operations and Marketing and Major Account Development. Mr. Joerres is the former Chair and current director of the Federal Reserve Bank of Chicago board of directors, and serves as a director of Johnson Controls, Inc., Artisan Partners Asset Management and the Committee for Economic Development, and is chair of the Future Workforce Committee of the Greater Milwaukee Committee. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011.

Age 55

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS SUPPORTING
DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Joerres brings to the Board experience as the former chief executive officer and current executive chairman of a large United States-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his experience as a board member of both a global diversified industrial company and the Federal Reserve Bank of Chicago.

13	|	The Western Union Company – Proxy Statement

Board of Directors Information	PROXY STATEMENT

*	The Board selects nominees for Director on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Director and Director Nominee Qualifications Matrix

The following matrix is provided to illustrate the skills and qualifications of our Directors and Director Nominee.

	Leadership			Financial		International		Diversity
Director/ Director Nominee	CEO Experience	CFO Experience	Regulated Industry/ Government	Financial Literacy	Eligible for Audit Committee Qualified Expert	Emerging Markets	Global Operational Experience	Gender	Ethnicity	Geographic
Dinyar S. Devitre	X	X	X	X	X		X	M	X	X
Hikmet Ersek	X		X	X		X	X	M		X
Richard A. Goodman		X		X	X	X	X	M
Jack M. Greenberg	X	X	X	X	X	X	X	M
Betsy D. Holden	X		X	X		X	X	F
Jeffery A. Joerres	X			X			X	M
Linda Fayne Levinson	X		X	X				F
Roberto G. Mendoza			X	X			X	M	X	X
Michael A. Miles, Jr.				X			X	M
Robert W. Selander	X		X	X		X	X	M
Frances Fragos Townsend			X					F
Solomon D. Trujillo	X		X	X		X	X	M	X	X

The Western Union Company – Proxy Statement	|	14

Proposal 1	PROXY STATEMENT

Proposal 1 Election of Directors

The Board of Directors was previously divided into three classes. At the Company’s 2012 Annual Meeting of Stockholders, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors such that each director standing for election or re-election will be elected to a one-year term. At the 2015 Annual Meeting, and at subsequent Annual Meetings, all directors will be elected on an annual basis for one-year terms.

Upon the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors appointed Mr. Robert W. Selander as a director in July 2014, subject to election by the stockholders at the 2015 Annual Meeting and nominated Mr. Jeffrey A. Joerres in February 2015 to stand for election at the 2015 Annual Meeting. Mr. Selander and Mr. Joerres were originally recommended to the Corporate Governance and Public Policy Committee by non-employee members of the Board of Directors. Except for Mr. Devitre, who has declined to stand for re-election, the terms of each director if re-elected or elected will expire at the 2016 Annual Meeting of Stockholders. In the case of a vacancy, the Board of Directors may appoint another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.)

The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. ERSEK, MR. GOODMAN, MR. GREENBERG, MS. HOLDEN, MS. FAYNE LEVINSON, MR. MENDOZA, MR. MILES, MS. TOWNSEND AND MR. TRUJILLO, AND TO ELECT MR. JOERRES AND MR. SELANDER, AS DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

15	|	The Western Union Company – Proxy Statement

Corporate Governance	PROXY STATEMENT

Corporate Governance

Summary of Corporate Governance Practices

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.
✓

Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s proxy statement.

✓	Majority vote standard in uncontested elections. Each director must be elected by a majority of votes cast, rather than by a plurality.
✓	Stockholder right to call special meetings.
✓	No stockholder rights plan (“poison pill”).
✓	No supermajority voting provisions in the Company’s organizational documents.
✓	Independent Board, except our Chief Executive Officer. Our Board is comprised of all independent directors, except our Chief Executive Officer.
✓	Independent non-executive chairman. The Chairman of the Board of Directors, Jack Greenberg, is a non-executive independent director.
✓

Independent Board committees. Each of the Audit, Compensation, and Corporate Governance and Public Policy Committees is made up of independent directors, and all voting members of the Compliance Committee are independent. Each standing committee operates under a written charter that has been approved by the Board.

✓

Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

✓	Committee authority to retain independent advisors. Each of the Audit, Compensation, Compliance, and Corporate Governance and Public Policy Committees has the authority to retain independent advisors.
✓

Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Director’s Code of Conduct.

✓

Stock ownership guidelines for senior executives and directors. Significant stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

✓

Prohibition against pledging and hedging of Company stock by senior executives and directors. As noted below in “Compensation of Directors—Prohibition Against Pledging and Hedging of the Company’s Securities” and “Compensation Discussion and Analysis— The Western Union Executive Compensation Program— Prohibition Against Pledging and Hedging of the Company’s Securities,” the Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

✓	Stockholder engagement. The Company regularly engages with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

The Western Union Company – Proxy Statement	|	16

Corporate Governance	PROXY STATEMENT

Independence of Directors

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors use to determine whether a director is independent. A director is not independent under these categorical standards if:

●

The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

●

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

●

(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

●

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

●

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

●

The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

●

The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors and director nominee under these standards and the rules of the New York Stock Exchange (the “NYSE”) and found each of Mr. Devitre, Mr. Goodman, Mr. Greenberg, Ms. Holden, Mr. Joerres, Ms. Fayne Levinson, Mr. Mendoza, Mr. Miles, Mr. Selander, Ms. Fragos Townsend and Mr. Trujillo to be independent.

17	|	The Western Union Company – Proxy Statement

Corporate Governance	PROXY STATEMENT

Board Leadership Structure and Role in Risk Oversight

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the Chief Executive Officer, the General Counsel, and the Chief Financial Officer present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.

Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s Chief Executive Officer, General Counsel, Chief Financial Officer, Chief Compliance Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering laws, including investigations or other matters that may arise in relation to such laws, the Board formed a Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those risks. This function was previously performed by the Corporate Governance and Public Policy Committee. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the General Counsel and Chief Compliance Officer regularly present and participate in discussions. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

The Western Union Company – Proxy Statement	|	18

Corporate Governance	PROXY STATEMENT

Committees of the Board of Directors

The current members of each Board Committee are indicated in the table below.

Corporate
		Governance	Compensation
Director	Audit	& Public Policy	& Benefits	Compliance
Dinyar S. Devitre		X♦		X
Hikmet Ersek				X
(non-voting)
Richard A. Goodman	X♦		X
Jack M. Greenberg ★
Betsy D. Holden		X	X♦
Linda Fayne Levinson	X	X
Roberto G. Mendoza	X		X
Michael A. Miles, Jr.	X			X
Robert W. Selander			X	X
Frances Fragos Townsend		X		X♦
Solomon D. Trujillo			X

★–Chairman of the Board
♦–Committee Chair

In February 2015, subject to, and effective upon the date of, the election of Mr. Selander and the re-election of Mr. Trujillo as directors at the 2015 Annual Meeting, the Board approved resolutions (i) appointing Mr. Selander as the chair of the Corporate Governance and Public Policy Committee and removing Mr. Selander as a member of the Compliance Committee, and (ii) appointing Mr. Trujillo as a member of the Compliance Committee.

Board and Committee Governing Documents

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

19	|	The Western Union Company – Proxy Statement

Corporate Governance	PROXY STATEMENT

Audit Committee

Richard A. Goodman Committee Chair

Additional Committee Members: Linda Fayne Levinson, Roberto G. Mendoza and Michael A. Miles, Jr.

Meetings Held in 2014: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●	integrity of the Company’s consolidated financial statements;
●	compliance with legal and regulatory requirements;
●	independent registered public accounting firm qualifications and independence; and
●	performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Goodman as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than three audit committees (including the Company’s Audit Committee).

The Western Union Company – Proxy Statement	|	20

Corporate Governance	PROXY STATEMENT

Compensation and Benefits Committee

Betsy D. Holden Committee Chair

Additional Committee Members: Richard A. Goodman, Roberto G. Mendoza, Robert W. Selander, and Solomon D. Trujillo

Meetings Held in 2014: 6

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs or policies of the Company. Among other things, the Compensation Committee is responsible for:

●	in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;
●

reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light thereof, and setting compensation levels and other benefits for the Chief Executive Officer (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

●

reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s Chief Executive Officer or to any person being considered for promotion or hire into the position of Chief Executive Officer;

●	approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;
●	reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;
●	in consultation with the Chief Executive Officer, reviewing management succession planning;
●	reviewing and recommending to the Board of Directors compensation for non-employee directors; and
●	periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

Independence: Each member of the Compensation Committee meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee director” under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

21	|	The Western Union Company – Proxy Statement

Corporate Governance	PROXY STATEMENT

Compliance Committee

Frances Fragos Townsend Committee Chair

Additional Committee Members: Dinyar S. Devitre, Hikmet Ersek (non-voting member), Michael A. Miles, Jr., and Robert W. Selander

Meetings Held in 2014: 10

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing:

●

the Company’s compliance programs and policies relating to anti-money laundering laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

●

legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company. The Company’s Chief Executive Officer is currently a non-voting member of the Compliance Committee.

The Western Union Company – Proxy Statement	|	22

Corporate Governance	PROXY STATEMENT

Corporate Governance and Public Policy Committee

Dinyar S. Devitre Committee Chair

Additional Committee Members: Betsy D. Holden, Linda Fayne Levinson, and Frances Fragos Townsend

Meetings Held in 2014: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance and Public Policy Committee is responsible for:

●	recommending to the Board of Directors criteria for Board and committee membership;
●	considering, in consultation with the Chairman of the Board and the Chief Executive Officer, and recruiting candidates to fill positions on the Board of Directors;
●	evaluating current directors for re-nomination to the Board of Directors;
●	recommending the director nominees for approval by the Board of Directors and the stockholders;
●	recommending to the Board of Directors appointments to committees of the Board of Directors;
●

recommending to the Board of Directors corporate governance guidelines, reviewing the corporate governance guidelines at least annually, and recommending modifications to the corporate governance guidelines to the Board of Directors;

●	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;
●	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;
●	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and
●	reviewing and advising the Board of Directors regarding matters of public policy and social responsibility that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

23	|	The Western Union Company – Proxy Statement

Corporate Governance	PROXY STATEMENT

Chief Executive Officer Succession Planning

The Company’s Board of Directors has developed a governance framework for Chief Executive Officer succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

●

Reviews succession planning for the Chief Executive Officer on an annual basis. As part of this process, the Chief Executive Officer reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the

Chief Executive Officer and the Chief Human Resources Officer regarding each team member and the team member’s development;
●

Maintains a confidential plan to address any unexpected short-term absence of the Chief Executive Officer and identifies candidates who could act as interim Chief Executive Officer in the event of any such unexpected absence; and

●	Ideally three to five years before the retirement of the current Chief Executive Officer, manages the succession process and determines the current Chief Executive Officer’s role in that process.

Communications with the Board of Directors

Any stockholder or other interested party who desires to contact the non-management directors or the other members of the Company’s Board of Directors may do so by writing to: The Western Union Company, Board of Directors, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

Board Attendance at Annual Stockholders’ Meeting

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend.

Ten of our eleven members of the Board of Directors serving at the time attended the Company’s 2014 Annual Meeting of Stockholders.

Presiding Director of Non-Management Director Meetings

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors, Mr. Greenberg, is the presiding director at these meetings.

Nomination of Directors

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The

Corporate Governance and Public Policy Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

The Western Union Company – Proxy Statement	|	24

Corporate Governance	PROXY STATEMENT

Director Qualifications

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties—all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.

Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

Stockholder Nominees

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the Company’s website, www.wu.com.

Submission of Stockholder Proposals

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders must be received by the Company not later than December 3, 2015 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s By-laws. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2016 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 16, 2016 and no later than February 15, 2016 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112.

Code of Ethics

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website,

www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.wu.com.

25	|	The Western Union Company – Proxy Statement

Compensation of Directors	PROXY STATEMENT

Compensation of Directors

The following table provides information regarding the compensation of our outside directors for 2014. Mr. Ersek, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.

2014 DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($000)	($000)(2)	($000)(3)	($000)(4)	($000)(5)
Jack M. Greenberg	125.0	175.0	175.0	19.6	494.6
Dinyar S. Devitre	115.4	130.0	—	23.4	268.8
Richard A. Goodman	110.0	65.0	65.0	25.0	265.0
Betsy D. Holden	110.0	130.0	—	30.0	270.0
Linda Fayne Levinson	95.0	130.0	—	—	225.0
Roberto G. Mendoza	95.0	65.0	65.0	—	225.0
Michael A. Miles, Jr.	95.0 (1)	130.0	—	9.5	234.5
Wulf von Schimmelmann(6)	32.0	130.0	—	1.0	163.0
Robert W. Selander(6)	38.8 (1)	29.9	29.9	25.0	123.6
Frances Fragos Townsend	96.5	65.0	65.0	—	226.5
Solomon D. Trujillo	85.0	65.0	65.0	—	215.0

Footnotes:

(1)	Mr. Miles and Mr. Selander elected to receive their annual retainer fees for 2014 in the form of equity compensation as described below under “—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to each director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts in this column represent the value of options granted to each director as annual equity grants. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2014. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2014 on behalf of the following directors: Messrs. Greenberg, Devitre, Goodman, Miles and Selander and Ms. Holden. Contributions up to $100,000 per calendar year that a director makes to The Western Union Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed. The charitable contributions made by Ms. Holden represent matches made by the Company in 2014 with respect to charitable contributions made by Ms. Holden in 2014 and 2013.

The Western Union Company – Proxy Statement	|	26

Compensation of Directors	PROXY STATEMENT

(5)	As of December 31, 2014, each individual who served as an outside director during 2014 had outstanding the following number of stock units and options:

Name	Stock Units	Options
Jack M. Greenberg	34,466	422,596	(A)
Dinyar S. Devitre	29,470	149,196
Richard A. Goodman	16,001	36,814
Betsy D. Holden	52,650	53,980
Linda Fayne Levinson	45,861	143,253
Roberto G. Mendoza	34,619	152,009
Michael A. Miles, Jr.	85,244	53,980
Wulf von Schimmelmann	40,890	26,789
Robert W. Selander	3,967	7,480
Frances Fragos Townsend	5,335	21,876
Solomon D. Trujillo	12,227	36,814

(A)	Includes 121,137 options received pursuant to a conversion of First Data option awards to Western Union option awards.

(6)	Mr. Selander was appointed to the Board, effective July 17, 2014. Mr. von Schimmelmann ceased serving as a director at the 2014 Annual Meeting of Stockholders.

Cash Compensation

In 2014, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board:

●	an annual Board retainer fee of $85,000; and
●

an annual committee chair retainer fee of $25,000 for the chairperson of each committee of the Board (other than Mr. Greenberg, who did not receive a committee chair retainer fee for his service as Compliance Committee Chair from January to May 2014; Ms. Fragos Townsend received a prorated annual committee chair retainer fee for her service as Compliance Committee Chair for the remainder of 2014), and a $10,000 committee member retainer fee for each other member of the Audit Committee of our Board.

Equity Compensation

The 2014 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. All director equity awards will be settled in shares of Common Stock. The purpose of these awards is to advance the interest of Western Union and its stockholders by encouraging increased stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

Each outside director has the option of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) a combination of cash, fully vested stock options, and fully vested stock units, (c) all fully vested stock options, (d) all fully vested stock units, (e) a combination of 75% fully vested stock options and 25% fully vested stock units, (f) a combination of 50% fully vested stock options and 50% fully vested stock units, or (g) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than alternatives that include cash.

Each outside director (other than our Non-Executive Chairman) is eligible to receive an annual equity grant with a value of $130,000 for service on our Board and committees of our Board.

27	|	The Western Union Company – Proxy Statement

Compensation of Directors	PROXY STATEMENT

Compensation of Our Non-Executive Chairman

In 2014, our Non-Executive Chairman received the following compensation in lieu of the compensation described above for our other outside directors:

●	an annual retainer fee of $125,000; and
●	an annual equity grant with a value of $350,000.

Our Non-Executive Chairman has the option to receive his annual retainer fee in the forms discussed above under “-Equity Compensation.”

Charitable Contributions

Outside directors may participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

Reimbursements

Directors are reimbursed for their expenses incurred in attending Board, committee and stockholder meetings, including those for travel, meals, and lodging.

Indemnification Agreements

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Amended and Restated Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

Equity Ownership Guidelines

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market and outstanding stock options received in lieu of cash retainer fees. As of March 19, 2015, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

Changes to Outside Director Compensation Effective for 2015

On July 15, 2014 our Board approved the following changes effective January 1, 2015 to the annual compensation for outside directors:

●	a $10,000 increase in the annual equity grant for directors other than our Non-Executive Chairman for a total grant value of $140,000;
●	a $10,000 increase in the annual equity grant for our Non-Executive Chairman for a total grant value of $360,000; and
●	a $10,000 annual cash retainer for service on each committee of the Board (instead of only the Audit Committee).

Our outside directors had not received an increase in their annual Board retainer or equity grant value since January 1, 2011.

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

The Western Union Company – Proxy Statement	|	28

Report of the Audit Committee	PROXY STATEMENT

Report of the Audit Committee

The Audit Committee is comprised of three or more directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, updating it last in December 2014. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2014, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

●

reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

●

reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;

●

reviewed with the independent registered public accounting firm, management and the internal auditor, as appropriate, the audit scope, and plans of both the independent registered public accounting firm and internal auditor;

●	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;
●

received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

●

reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 4, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2014, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

29	|	The Western Union Company – Proxy Statement

Report of the Audit Committee	PROXY STATEMENT

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Auditing Standard No. 16 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee

Richard A. Goodman (Chairperson)
Linda Fayne Levinson
Roberto G. Mendoza
Michael A. Miles, Jr.

The Western Union Company – Proxy Statement	|	30

Compensation and Benefits Committee Report	PROXY STATEMENT

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Benefits Committee

Betsy D. Holden (Chairperson)
Richard A. Goodman
Roberto G. Mendoza
Robert W. Selander
Solomon D. Trujillo

31	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

Compensation Discussion and Analysis

Executive Summary

Business Overview

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied. Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

Similar to 2013, the Company’s key strategic priorities for 2014 remained focused on strengthening our consumer money transfer business, with a continued emphasis on digital expansion; driving accelerated growth in Western Union Business Solutions; and generating and deploying strong cash flow for our stockholders. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategies.

Selected 2014 results are as follows:

●	Revenue of $5.6 billion, up 1% from 2013;
●	Operating income of $1.1 billion, up 3% from 2013;
●	Operating income margin of 20.3%, compared to 20.0% in 2013;
●	Cash flow from operations of $1.0 billion, down 4% from 2013; and
●	TSR of 6.9% compared to 30.6% in 2013.

Please see our 2014 Annual Report on Form 10-K for more information regarding our performance.

Recent Compensation Actions

For 2014, many of the compensation decisions were designed to further align the Company’s executive compensation program with the Company’s future growth and strategic operating plans and the interests of our executives with those of our stockholders. Specifically, the Compensation Committee (the “Compensation Committee” or “committee”) approved several modifications to the compensation program to further align the executive compensation program with evolving investor preferences, executive compensation practices and market trends.

These decisions included:

●

No Executive Base Salary Increases for 2013 or 2014: Other than with respect to executive promotions, there were no changes in our named executive officers’ base salary levels for 2013 or 2014 from the levels effective March 2012.

●

Created Standalone TSR Performance-Based Restricted Stock Units: We replaced the TSR modifier from our 2013 long-term incentive design under the Long-Term Incentive Plan with a standalone TSR PSU in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR resulting in maximum payout.

●

Increased Performance Period for Performance-Based Restricted Stock Units: We increased the performance period of our performance-based restricted stock units so that they will be subject to a three-year total performance period, versus the two-year performance period used in prior years.

●

Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014, the annual

The Western Union Company – Proxy Statement	|	32

Compensation Discussion and Analysis	PROXY STATEMENT

equity awards under the Long-Term Incentive Plan consisted of 80% performance-based restricted stock units (60% Financial PSUs, incorporating both revenue and operating income growth and 20% TSR PSUs) and 20% stock options, as compared to 67% performance-based restricted stock units and 33% stock options in 2013.

●

Established Goals Exceeding Performance During Prior Three Years: The financial performance target objectives for the 2014 compensation program were set at constant currency growth rates that are higher than the Company’s average annual constant currency results achieved over 2011 through 2013. The 2014 Annual Incentive Plan financial performance target objectives were also set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. For the 2014 Annual Incentive Plan, performance at 184% of the target revenue growth rate and at 200% of the target operating income growth rate is required for a maximum payout equal to 150% of the target award. Further, the Company’s relative TSR performance rank versus the S&P 500 Index over the 2014-2016 performance period that is required to earn a target payout under the 2014 TSR PSUs is higher than the Company’s annual relative TSR performance versus the S&P 500 Index in each of 2011, 2012, and 2013.

●

Reduced Maximum Payout Under Annual Incentive Plan: The Compensation Committee reduced the maximum payout opportunity under the Annual Incentive Plan to 150% of target, as compared to the 200% of target maximum payout opportunity that was used in prior years.

●

Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

Chief Executive Officer Compensation

For 2014 performance, Mr. Ersek received a cash payout under the 2014 Annual Incentive Plan of $1,314,800, reflecting a blended payout of 88% of target based on the Company’s achievement of corporate and strategic performance goals, as compared to an 84% of target payout for 2013 performance and no payout for 2012 performance. The Compensation Committee based Mr. Ersek’s award opportunity under the Annual Incentive Plan on the achievement of corporate and strategic performance goals and did not include individual performance goals. As noted above, the 2014 Annual Incentive Plan financial performance target objectives were set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. Also for 2014, the committee awarded Mr. Ersek a discretionary bonus of $115,000 in recognition of his leadership in enhancing the Company’s global compliance programs.

The following chart demonstrates that variable, performance-based pay elements comprised approximately 88% of the targeted 2014 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and performance-based restricted stock unit components under the Long-Term Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2014.

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to demonstrate the difference between the compensation granted to Mr. Ersek as required to be reported by the SEC rules in the 2014 Summary Compensation Table, and the compensation “realizable” by him for 2012 to 2014.

33	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan. For example, as illustrated in the table below, 2012 realizable compensation was significantly below 2012 reported compensation and 2013 and 2014 realizable compensation. This difference was primarily a result of a

2012 payout level of 13% of target for the Chief Executive Officer for the Company’s 2012 performance-based stock unit awards, no payout for the Chief Executive Officer under the 2012 Annual Incentive Plan, and stock price depreciation during 2012. In contrast, the improvement in realizable compensation in 2013 and 2014 is primarily attributable to our estimated performance as of December 31, 2014 against the financial performance objectives under the Company’s 2013 and 2014 performance-based restricted stock unit awards and stock price appreciation.

(1)	This graph and the total realizable compensation reported in this graph provides supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2014 Summary Compensation Table.

(2)	As reported in the Total column of the 2014 Summary Compensation Table.

(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Company’s Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are paid, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2014, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or performance-based restricted stock units and the value of unvested restricted stock units or performance-based restricted stock unit awards based on the closing stock price on December 31, 2014, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs and the 2013 performance-based restricted stock unit awards are valued for purposes of this table based on estimated performance as of December 31, 2014.

(4)	Closing stock price as of December 31 for each year reported.

The Western Union Company – Proxy Statement	|	34

Compensation Discussion and Analysis	PROXY STATEMENT

Executive Compensation Framework

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation and benefits programs to evaluate whether they support the Company’s compensation philosophy and objectives, as described in “—Establishing and Evaluating Executive Compensation—Our Executive Compensation Philosophy and Objectives” below, and serve the interests of our stockholders. The Company’s practices include the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:

What We Do:
✓

Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2014, variable compensation comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 75% of the targeted annual compensation for the other named executive officers (excluding the 2014 promotion and retention/performance restricted stock unit grants to such executives).

✓

Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓	Emphasis on future pay opportunity vs. current pay. In 2014, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation.
✓

Mix of performance metrics. The Company utilizes performance metrics that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓

Stockholder engagement. As part of the Company’s stockholder outreach program, the Compensation Committee chair and members of management engage with stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”
✓	Maximum payout caps for annual cash incentive compensation and performance-based restricted stock unit awards.
✓

“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓

Robust stock ownership guidelines. Executives are required to hold stock equal to a multiple of five times salary for our Chief Executive Officer and two times salary for each other named executive officer. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

What We Don’t Do:
✕

No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

✕

No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✕	Prohibition against pledging and hedging of Company securities by senior executives and directors.
✕	No dividends or dividend equivalents accrued or paid on performance-based restricted stock unit awards or time-based restricted stock unit awards.

35	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

2014 Say On Pay Vote

As noted above, in its compensation review process, the committee considers whether the Company’s executive compensation and benefits program serves the interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by more than 96% of the votes cast for the Company’s “say on pay” vote at the

Company’s 2014 Annual Meeting of Stockholders. After considering the 2014 “say on pay” results as well as the positive feedback received during the Company’s stockholder engagement efforts, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2014 “say on pay” vote or stockholder feedback.

Stockholder Engagement

In connection with the Annual Meeting, the Compensation Committee chair and certain members of management held discussions regarding executive compensation matters with stockholders who the Company believes collectively held over 30% of the Company’s outstanding Common Stock as of the Record Date to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. The committee and management found the discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

2015 Plan Design

As part of its ongoing review of the executive compensation program during 2014 and 2015, and based on input from the Compensation Committee’s compensation consultant and the stockholder feedback described above, the Compensation Committee determined to continue the compensation program elements implemented in 2014, as described in this Compensation Discussion and Analysis. Accordingly, for 2015, the Company’s executive compensation program will continue to be significantly weighted towards performance-based compensation and will continue to include a diversified mix of long-term incentive awards, weighted 60% Financial PSUs, 20% TSR PSUs and 20% stock options, with Company performance under the PSUs measured over a three-year performance period.

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Compensation Discussion and Analysis	PROXY STATEMENT

Other Corporate Governance Practices

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Please see “Corporate Governance-Summary of Corporate Governance Practices” above for a summary of the Company’s corporate governance practices. Highlights include:

Governance Highlights

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, except our Chief Executive Officer
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Stockholder Engagement

Establishing and Evaluating Executive Compensation

Introduction

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2014 executive compensation, the elements of our executive compensation program and the compensation of each of our named executive officers. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2014, the named executive officers were:

Hikmet Ersek - President and Chief Executive Officer (September 2010 to present)

Rajesh K. Agrawal - Executive Vice President and Interim Chief Financial Officer (January 2014 to July 2014) and Executive Vice President and Chief Financial Officer (July 2014 to present)

Odilon Almeida - Executive Vice President and President, Americas and European Union (January 2014 to present)

J. David Thompson - Executive Vice President, Global Operations (November 2012 to present) and Chief Information Officer (April 2012 to present)

John R. Dye - Executive Vice President, General Counsel and Secretary (November 2011 to present)

37	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

Our Executive Compensation Philosophy
and Objectives

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company,

while also rewarding the achievement of short-term performance goals. To align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy and objectives, the Compensation Committee has adopted the key principles identified in the table below.

Objectives	Corresponding Principles
●Align executive goals with stockholder interests
●Structure metrics, goal-setting and incentive payouts to result in enterprise value creation.

●Share a reasonable portion of the Company’s financial results with employees, both on upside and downside performance.

●Hold executives accountable and reward them for results ●Attract, retain, and motivate outstanding executive talent
●Establish sufficient linkage between incentive payouts and individual and business unit performance.

●Set performance goals and operating plan to retain and motivate leadership to achieve superior results.

The Board of Directors and the
Compensation Committee

The Board of Directors oversees the goals and objectives of the Company and of the Chief Executive Officer, evaluates succession planning with respect to the Chief Executive Officer and evaluates the Chief Executive Officer’s performance. The Compensation Committee supports the Board by establishing the Company’s general compensation philosophy and overseeing the development and implementation of the Company’s compensation and benefits policies. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, sets the compensation levels of each of the Executive Vice Presidents and approves the compensation of the Chief Executive Officer, with the ratification by the independent directors of the Board. The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance” section of this Proxy Statement. While not members of the Compensation Committee, the Chairman of the Board attended all, and the Chief Executive Officer attended all but one, of the meetings of the Compensation Committee in 2014 to contribute to and understand the committee’s oversight of and decisions relating to executive compensation. The Chief Executive Officer did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The committee also engages in an ongoing dialog with the Chief Executive Officer and the Compensation Committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program. The committee also received input from the Chief Human Resources Officer in making executive compensation decisions.

Compensation Consultants

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive and director compensation consulting services to the Compensation Committee. The Compensation Consultant is retained by and reports to the Compensation Committee and participates in the committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation programs. The Compensation Consultant also:

●	Participates in the design of executive compensation programs to help the committee evaluate the linkage between pay and performance;

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Compensation Discussion and Analysis	PROXY STATEMENT

●	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
●	Reviews and advises the committee regarding director compensation; and
●	Performs an annual risk assessment of the Company’s compensation programs, as described in the “Executive Compensation-Risk Management and Compensation” section of this Proxy Statement.

The Compensation Consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and the Company concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.

During 2014, the Company also retained the services of Towers Watson to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee evaluated the findings of Towers Watson in its review of the 2014 incentive program design. The Compensation Committee has assessed the independence of Towers Watson pursuant to the NYSE rules and the Company concluded that Towers Watson’s work did not raise any conflict of interest.

Setting 2014 Compensation

In late 2013, the Compensation Committee, working with the Compensation Consultant and the Chief Executive Officer, engaged in a detailed review of the Company’s executive compensation programs to evaluate whether the design and levels of each compensation element were:

●	Appropriate to support the Company’s strategic performance objectives;
●	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and
●	Reasonable when compared to market pay practices (see “—Market Comparison” below).

Specifically, the Compensation Committee approved several modifications to the compensation program to further align the executive compensation program with evolving investor preferences, executive compensation practices and market trends. These modifications included:

●	Replacing the TSR modifier included in our 2013 Long-Term Incentive Plan design with a standalone TSR PSU award;
●

Increasing the performance period for performance-based restricted stock units so that they are subject to a three-year total performance period, versus the two-year performance period used in prior years;

●	Increasing the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk;
●	Reducing the maximum payout opportunity under the Annual Incentive Plan from 200% of target to 150% of target; and
●	Establishing performance goals that exceed performance during the prior three years.

In early 2014, Mr. Ersek presented to the Compensation Committee his evaluation of each of the Executive Vice Presidents and the level of his or her salary, annual bonus targets under the Annual Incentive Plan, and long-term incentive award targets under the Long-Term Incentive Plan. Mr. Ersek based his assessments on each executive’s performance and relative contributions to the Company’s success, the performance of the executive’s respective business unit or functional area, employee retention considerations, compensation history and internal equity. Mr. Ersek also reviewed with the committee tally sheets that presented comprehensive historical and current compensation data for each of the Company’s executive officers. Please see “—Use of Tally Sheets” below for a description of this tool. The Compensation Consultant participated in the committee meetings to provide peer group and market data regarding executive compensation. Please see “—Market Comparison” for a discussion of the use of peer group and market data.

39	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

In early 2014, Mr. Ersek also submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board of Directors, who then evaluated Mr. Ersek’s performance in 2013 based on his actual performance versus such goals. In setting Mr. Ersek’s compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

Market Comparison

For 2014, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. In evaluating 2014 market data, the committee considered both peer group proxy data and compensation survey data, but did not assign a specific weight to either data source. While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership, money transfer or financial services industry expertise, past and future performance objectives and the value of the position within the Company.

The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

●	Global brands providing virtual products or services; or
●	Companies involved with payment and processing services.

In October 2013, the Compensation Consultant was asked to re-evaluate the Company’s peer group with respect to revenue, operating income, number of employees, market capitalization, and other factors. Based on this review of the members of the peer group, in December 2013 the committee approved the deletion from the peer group of Visa and MasterCard primarily due to the size of their revenue, operating income and market capitalization in relation to the Company. The revised peer group was used for evaluating 2014 compensation decisions.

The Western Union Company – Proxy Statement	|	40

Compensation Discussion and Analysis	PROXY STATEMENT

The peer group used for evaluating 2014 compensation decisions consisted of the companies below. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group.

	2013 Revenues (in Millions)	2013 Operating Income (in Millions)	Employees	Market Capitalization (in Millions) (as of 12/31/13)
Ameriprise Financial	$10,957	$2,178	12,235	$22,462
Automatic Data Processing	$11,490	$2,069	60,000	$38,929
Charles Schwab	$5,362	$1,657	13,800	$33,520
CME Group	$2,947	$1,729	2,600	$26,312
Comerica	$2,637	$1,114	8,967	$8,732
Discover Financial Services	$9,278	$4,318	13,009	$26,789
eBay	$15,510	$3,249	31,500	$71,028
Fidelity National Information Services	$5,992	$1,179	35,000	$15,628
Fiserv	$4,696	$1,125	20,000	$15,270
Global Payments	$2,415	$406	3,954	$4,737
Intuit	$4,231	$1,229	8,000	$21,744
MoneyGram	$1,443	$186	2,490	$1,204
NASDAQ OMX	$3,117	$752	2,506	$6,670
Northern Trust	$4,219	$2,130	14,200	$14,791
State Street	$10,292	$4,774	29,660	$32,387
Total Systems Services	$1,978	$378	8,600	$6,332
75th Percentile	$9,531	$2,142	22,415	$28,188
Median	$4,464	$1,443	12,622	$18,686
25th Percentile	$2,870	$1,024	6,988	$8,217
Western Union	$5,542	$1,107	10,000	$9,467

All data was compiled by the Compensation Consultant who obtained peer company financial market data from Capital IQ Compustat. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2014. Other than for the Company, operating income may reflect measures not in conformity with Generally Accepted Accounting Principles.

The Compensation Committee also uses general industry compensation survey data in evaluating executive pay. Survey data relies upon responses from participating companies to survey questions, which are compiled and sorted by the surveyor based on various factors, such as the period covered, the location of the company, and the positions under review. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies.

In some instances, survey data is a useful complement to the peer group proxy data. To assist the committee in its review of the general industry compensation survey data, the Compensation Consultant extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $10 billion. For the 2014 compensation review, the Compensation Consultant compiled compensation data from the following general industry compensation surveys: 2013 U.S. Mercer Benchmark Database-Executive

41	|	The Western Union Company – Proxy Statement

Compensation Discussion and Analysis	PROXY STATEMENT

(which included data from 56 companies with annual revenues between $5 billion and $10 billion); Equilar Top 25 (which included custom data from 12 of the companies in the Company’s peer group described above: Ameriprise Financial, Automatic Data Processing, Charles Schwab, CME Group, Discover Financial Services, eBay, Fidelity National Information Services, Global Payments, MoneyGram, NASDAQ OMX, State Street and Total Systems Services); AonHewitt 2013 US Total Compensation Measurement Database (which included data from 59 companies with annual revenues between $5 billion and $10 billion); and 2013 Towers Watson U.S. Compensation Data Bank General Industry Executive Database (which included data from 112 companies with annual revenues between $3 billion and $6 billion).

In connection with Mr. Almeida’s 2014 compensation review, the committee considered compensation information from the 2013 Towers Watson U.S. Compensation Data Bank General Industry Executive Compensation Database (which included data from 119 companies with annual revenues greater than $2 billion); 2013 Mercer Benchmark Database-Executive (which included data from 24 companies with annual revenues between $2.5 billion and $5 billion); AonHewitt 2013 US Total Compensation Measurement Database (which included data from 69 companies with annual revenues between $2.5 billion and $5 billion); and Equilar – President America & Europe Compensation Survey (which included data from three companies with a median annual revenue of $2.9 billion). In doing so, the committee sought to reference data for executives in a similar role as Mr. Almeida who oversee organizations of comparable size and revenue. In connection with Mr. Agrawal’s mid-year promotion, the committee considered survey data provided by the Compensation Consultant using the Mercer, Towers Watson, and AonHewitt surveys referenced above (which included 16 publicly-traded peer companies in payment processing and digital services) and also considered supplemental information for chief financial officers in financial services organizations similar in size and revenue to the Company (which included information from the 2013 Towers Watson CBD Financial Services Executive Compensation survey that included 46 companies with annual revenue of $7 billion or more in the financial services industry).

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present compensation data for each of the Company’s executives. These tally sheets generally include historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide context for the committee in determining the elements and amounts of compensation paid.

The Western Union Executive Compensation Program

Pay-For-Performance

The principal components of the Company’s annual executive compensation program are annual base salary, annual incentive awards, and long-term incentive awards in the form of stock options and performance-based restricted stock units. The Compensation Committee designed the 2014 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, stock options and performance-based restricted stock units) constituted a significant portion of the executive compensation awarded, determined at target levels. The following charts demonstrate that these variable pay elements comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 75% of the targeted annual compensation for the other named executive officers (excluding the 2014 promotion and retention/merit restricted stock unit grants to such executives). For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer as of December 31, 2014.

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Compensation Discussion and Analysis	PROXY STATEMENT

Since a significant portion of the compensation of our named executive officers is both performance-based and “at-risk,” we are providing the following supplemental table to demonstrate the difference between the compensation granted to our named executive officers, as required to be reported by SEC rules in the 2014 Summary Compensation Table, and the compensation “realizable” by such named executive officers for the 2012 to 2014 fiscal years. While the manner for reporting equity compensation as “realizable” compensation differs from the SEC rules relating to the reporting of compensation in the 2014 Summary Compensation Table, we believe this table serves as a useful supplement to the 2014 Summary Compensation Table. The 2014 Realizable Compensation Table and the total realizable compensation reported in the table provides supplemental information regarding the compensation paid to the named executive officers and should not be viewed as a substitute for the 2014 Summary Compensation Table.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation as well as fluctuations year-over-year are primarily the result of our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan and our stock performance. For example, as illustrated in the table below, 2012 realizable compensation was significantly below 2012 reported compensation and 2013 and 2014 realizable compensation. This difference was primarily a result of a 2012 payout level of 13% of target for the Chief Executive Officer and 17% of target for the other named executive officers for the Company’s 2012 performance-based stock unit awards, no payout for the Chief Executive Officer and 24% payout for the other named executive officers under the 2012 Annual Incentive Plan, and stock price depreciation during 2012. In contrast, the improvement in realizable compensation in 2013 and 2014 is primarily attributable to our estimated performance as of December 31, 2014 against the financial performance objectives under the Company’s 2013 and 2014 performance-based restricted stock unit awards and stock price appreciation.

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Compensation Discussion and Analysis	PROXY STATEMENT

2014 REALIZABLE COMPENSATION TABLE

		Proxy Reported	Total Realizable	Realizable
		Compensation	Compensation	as a % of
Name	Year	($000)(1)	($000)(2)	Reported
Hikmet Ersek	2014	8,241.8	8,047.8	98%
	2013	8,775.9	8,763.5	100%
	2012	7,009.0	1,814.2	26%
Rajesh K. Agrawal	2014	3,378.2	3,389.1	100%
	2013	3,360.5	3,351.7	100%
	2012	2,706.2	1,615.6	60%
Odilon Almeida	2014	3,038.9	3,080.3	101%
	2013	N/A	N/A	N/A
	2012	N/A	N/A	N/A
J. David Thompson	2014	2,376.4	2,380.0	100%
	2013	2,233.9	2,221.2	99%
	2012	3,426.5	2,534.6	74%
John R. Dye	2014	2,134.6	2,121.7	99%
	2013	2,280.5	2,268.4	99%
	2012	2,320.8	1,691.6	73%

Footnotes:

(1)	As reported in the Total column of the 2014 Summary Compensation Table.

(2)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to each eligible executive with respect to each of the years shown under the Company’s Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are paid, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2014, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or performance-based restricted stock units and the value of unvested restricted stock units or performance-based restricted stock unit awards based on the closing stock price on December 31, 2014, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs and the 2013 performance-based restricted stock unit awards are valued for purposes of this table based on estimated performance as of December 31, 2014.

Elements of 2014 Executive Compensation Program

The following table lists the material elements of the Company’s 2014 executive compensation program. The committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

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Compensation Discussion and Analysis	PROXY STATEMENT

		Why We Pay	How We
Element	Key Characteristics	This Element	Determine Amount	2014 Decisions
Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Establish a pay foundation at competitive levels to attract and retain talented executives.	Experience, job scope, responsibilities, market data, and individual performance.	Two of our named executive officers received salary increases in connection with promotions. See page 55.
Annual incentive awards	Variable compensation component payable in cash based on performance against annually established performance objectives.

Motivate and reward executives for performance on key financial, strategic and/or individual objectives over the year.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of corporate financial, strategic and individual/business unit goals, except for Mr. Ersek whose award is payable based entirely on the achievement of corporate financial and strategic goals.

The portion of the bonus opportunity allocated to individual/business unit objectives is subject to a +/- modifier based on a qualitative assessment of Company and employee execution on compliance initiatives.

Based on the achievement of corporate financial, strategic and/or individual/business unit goals, the committee certified payouts ranging from 88% to 102% of target for the named executive officers.

See pages 46-49 and 54-56.

Performance- based restricted stock units	Performance-based restricted stock units vest based on the Company’s achievement of financial performance objectives (Financial PSUs) and the Company’s relative TSR performance (TSR PSUs).

Coupled with stock options, aligns the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Financial PSUs: Payout based on revenue and operating income growth over 2014-2016 performance period.

TSR PSUs: Payout based on the Company’s TSR performance relative to the TSR of the S&P 500 Index over 2014-2016 performance period.

Performance-based restricted stock units represent 80% of the long-term grant value, with 60% of the long-term grant value delivered as Financial PSUs and 20% delivered as TSR PSUs.

See pages 49-51 and 54-56.

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		Why We Pay	How We
Element	Key Characteristics	This Element	Determine Amount	2014 Decisions
Stock options	Non-qualified stock options granted with an exercise price at fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period.	Coupled with performance-based restricted stock units, aligns the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year period, including stock price growth.	Internal pay equity, market practice and individual performance.	Stock options represent 20% of the long-term grant value, as compared to a 33% weighting in 2013. See pages 49-50.
Restricted stock units	Restricted stock units that generally vest in 25% annual increments over a four-year vesting period.	Granted as promotion grants or in recognition of prior year performance and for retention purposes.	Internal pay equity, market practice and individual performance.	Four of our named executive officers received restricted stock unit grants. See pages 49-51 and 54-56.

Each of Western Union’s 2014 executive compensation program elements is described in further detail below and individual compensation decisions are discussed in “-Compensation of Our Named Executive Officers.”

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In setting base salary levels, the committee considered the peer group and survey data as well as the performance of the individual executive. During 2014, Messrs. Agrawal and Almeida received increases in their base salary levels in connection with their respective promotions. None of our other named executive officers have received a salary increase from the levels established in March 2012 (or, if later, the executive’s date of hire). Please see “-Compensation of Our Named Executive Officers” for further information regarding the 2014 base salary levels.

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward executive officers for achieving short-term performance objectives. The Annual Incentive Plan design is intended to provide annual incentive awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Participants

in the Annual Incentive Plan in 2014 were Mr. Ersek and the Company’s Executive Vice Presidents, which included all of the named executive officers.

Compensation under the Annual Incentive Plan is intended to be a significant component of an executive’s total compensation opportunity in a given year, helping create a “pay for performance” culture. Annual Incentive Plan compensation holds executives accountable and rewards them based on the Company’s performance.

In connection with its annual review of the Company’s executive compensation program, the Compensation Committee approved the following design changes to the Annual Incentive Plan in order to further enhance the pay-for-performance aspect of this program and further align the interests of executives with those of our stockholders:

●	Approved financial performance target objectives under the 2014 Annual Incentive Plan that were set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan; and

●	Strengthened the emphasis on financial performance metrics by increasing the weighting of financial performance metrics in the determination of payouts under the Annual Incentive Plan.

The Compensation Committee also modified the 2014 Annual Incentive Plan design by reducing the maximum payout opportunity from 200% of target to

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Compensation Discussion and Analysis	PROXY STATEMENT

150% of target and eliminating the restricted stock unit component which was included in the 2013 Annual Incentive Plan design. The Compensation Committee approved the elimination of the restricted stock unit component in order to simplify the plan design.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary, with actual payouts ranging from 0% to 150% of target for various levels of performance.

The following table sets forth each named executive officer’s 2014 target award opportunity and the weighting of the corporate, strategic and individual/business unit measures used in determining the cash payout levels. For 2014, Messrs. Agrawal and Almeida received increases in their target award opportunities in connection with their respective promotions. Each of our other named executive officer’s target award opportunity remained unchanged from the level established for the executive in 2012. As discussed further below, the weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to corporate performance measures that the committee believes are meaningful to and readily accessible by our investors while at the same time emphasizing strategic performance objectives that focus on the Company’s growth imperatives, and for the named executive officers other than the Chief Executive Officer, individual and/or business unit objectives that the committee believes are indicators of the executive’s success in fulfilling the executive’s responsibilities and support the Company’s strategic operating plan.

		Weighting of Performance Measures
	Target Award			Individual/
Executive	Opportunity	Corporate	Strategic	Business Unit
Hikmet Ersek	$1,500,000	80.0%	20.0%	—
Rajesh K. Agrawal	$446,918 (1)	50.0%	20.0%	30.0%
Odilon Almeida	$540,000	50.0%	20.0%	30.0%
J. David Thompson	$450,000	50.0%	20.0%	30.0%
John R. Dye	$400,000	50.0%	20.0%	30.0%

(1)	In connection with his mid-year promotion to the position of Executive Vice President and Chief Financial Officer, Mr. Agrawal’s target award opportunity was increased from $405,000 to $495,000. The amount reported in the table reflects Mr. Agrawal’s prorated award opportunity for 2014.

Financial Performance Metrics. As it had in previous years, the Compensation Committee set the executives’ 2014 annual incentive compensation award targets for financial performance by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the grid metrics and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year. As noted above, in order to drive performance above the Company’s prior year results, the 2014 financial performance target objectives were set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. The committee designed the grid to encourage strong, focused performance by our executives with the maximum payout levels requiring performance, measured on a constant currency basis, that exceeds the Company’s financial guidance. The 2014 grid provided a payout of 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.75 billion and operating income of approximately $1.17 billion), with a maximum payout level of 150% of target if revenue and operating income grew

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by 7.0% and 11.0%, respectively, as compared to 2013. Within the grid, a higher rate of increase for one metric could counterbalance a lower rate of increase for the other metric. For 2014, the grid range for the revenue and operating income performance goals as well as the 2014 achievement are as follows:

	Target Range	Results	Achievement (%)
Total Revenue	$5,597M-$5,928M	$5,765M	103%
Operating Income	$1,118M-$1,229M	$1,181M	111%
Overall Achievement			107%

When the grid was established and consistent with prior years, the committee determined that the effect of currency fluctuations on revenue and operating income performance should be excluded from the payout calculation, as committee members believed compensation should not be based on factors outside of the control of our executives. In addition, pursuant to the Annual Incentive Plan and subject to compliance with Section 162(m) of the Internal Revenue Code, the Compensation Committee retained discretion to adjust the performance results against the performance objectives for major nonrecurring and non-operating expense and income items based on the facts and circumstances involved. The Compensation Committee did not exercise this discretion to adjust such performance results for the 2014 Annual Incentive Plan.

Strategic Performance Objectives. Participants in the 2014 Annual Incentive Plan had 20% of their award opportunity tied to the achievement of strategic performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives. Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 11% of each named executive officer’s target allocated to the strategic performance objectives. The strategic performance objectives, their respective weightings as well as the performance assessment for the 2014 Annual Incentive Plan awards are as follows:

2014 Annual Incentive Plan Strategic Performance Goals	2014 Actual Performance
Currency adjusted growth in revenue originating from digital (weighting 6%)	Below the threshold performance goal
Currency adjusted growth in consumer to consumer principal via wu.com (weighting 4%)	Between threshold and target performance goals
Currency adjusted revenue growth in Western Union Business Solutions (weighting 6%)	Below the threshold performance goal
Currency adjusted EBITDA growth in Western Union Business Solutions (weighting 4%)	Below the threshold performance goal
Performance Level Achievement	11%

Individual and Business Unit Performance Objectives. As noted in the table on the previous page, other than for Mr. Ersek, 30% of the 2014 annual incentive awards was subject to the achievement of individual and/or business unit performance objectives. Weighting for each individual and business unit performance objective ranged from 10% to 40% of the bonus opportunity allocated to individual and/or business unit performance. These objectives varied by named executive officer and included objectives relating to operating cash flow, expense management, business unit revenue growth, business unit profit growth, business unit profit margin, execution of various information technology projects, customer satisfaction with customer service center support, compliance costs, management of compliance with the settlement agreement by and between Western Union Financial Services, Inc. and the State of Arizona, dated February 11, 2010, as amended, and global consumer fraud. To emphasize the importance of compliance and employee engagement throughout the organization, the individual performance objectives also included objectives relating to compliance initiatives and employee engagement. In addition, the 2014 Annual

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Incentive Plan design included a payout modifier with respect to the portion of the bonus opportunity allocated to individual and business unit performance objectives. Under the plan design, the Compensation Committee retained the discretion to modify the deemed overall attainment of the individual and business unit performance objectives based on a qualitative assessment performed by the Compliance Committee of the Board of employee and Company execution on compliance initiatives. For 2014, the Compensation Committee, based on the Compliance Committee’s qualitative assessment, utilized the payout modifier to increase the 2014 Annual Incentive Plan payouts by approximately 6% to 7% of the target award opportunity for each named executive officer other than the Chief Executive Officer in recognition of enhancements made to the Company’s global compliance programs.

The committee believes the performance objectives established for each of the named executive officers are indicators of the executive’s success in fulfilling the executive’s responsibilities to the Company and support the Company’s strategic operating plan. The committee also believes that including compliance as both a performance objective and a payout modifier reinforces compliance as a priority throughout the organization. The performance levels of the individual and business unit objectives were designed to be achievable, but required strong and consistent performance by the executive. Please see “-Compensation of Our Named Executive Officers” for a discussion of the annual incentive payouts received by each named executive officer.

Long-Term Incentive Compensation

The Long-Term Incentive Plan allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, restricted stock units, performance-based equity and performance-based cash awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and the Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the Chief Executive Officer ratified by the independent directors of the Board. When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. Among other factors, the Compensation Committee considers dilution of the Company’s outstanding shares when making such grants.

2014 Enhancements to Long-Term Incentive Awards. As part of its ongoing review of the executive compensation program during 2014, and based on input from the Compensation Consultant, the Compensation Committee approved certain changes to the Company’s long-term incentive program in order to further enhance the Company’s pay-for-performance philosophy and further align the interests of executives with those of our stockholders. Accordingly, in February 2014, the Compensation Committee approved the following modifications to the Company’s long-term incentive program:

●	Created Standalone TSR PSUs: We replaced the TSR modifier from our 2013 Long-Term Incentive Plan design with a standalone TSR PSU award in order to enhance focus on stockholder returns.

●	Increased Performance Period for Performance-Based Restricted Stock Units: We increased the performance period of our performance-based restricted stock units from two years to three years.

●	Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk.

●	Established Goals Exceeding Performance During Prior Three Years: The financial performance target objectives for the 2014 Financial PSUs were set at constant currency growth rates that are higher than the Company’s average annual constant currency results achieved over 2011 through 2013. Further, the Company’s relative TSR performance rank versus the S&P 500 Index over a 2014-2016 performance period that is required to earn a target payout under the terms of the 2014 TSR PSUs is higher than the Company’s annual relative TSR performance versus the S&P 500 Index in each of 2011, 2012, and 2013.

2014 Annual Long-Term Incentive Awards. The Compensation Committee’s objectives for the 2014 long-term incentive awards were to:

●	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation through the use of stock options;

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●	Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;

●	Amplify executive focus on stockholder returns through TSR PSUs; and

●	Retain the services of executives through multi-year vesting provisions.

In February 2014, the Compensation Committee granted the Chief Executive Officer and the Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan. The awards consisted of 80% performance-based restricted stock units (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options. The committee believed that the mix of stock options, Financial PSUs and TSR PSUs was appropriate because these forms of awards combined represented a balanced reflection of stockholder returns and financial performance. The stock options vest in 25% annual increments over four years and have a 10-year term. The performance-based restricted stock unit awards are described in greater detail below. In addition, as discussed in “—Compensation of Our Named Executive Officers” below, Messrs. Agrawal, Almeida, Thompson and Dye each received time-based restricted stock unit grants in 2014 in connection with promotions or in recognition of 2013 performance and for retention purposes.

Financial PSUs. The 2014 Financial PSU awards will vest if and only to the extent that specific performance goals for revenues and operating income are met during the performance period. To motivate constant improvement over prior year results, the performance objectives under the 2014 Financial PSUs design are based on targeted constant currency compound annual growth rates (“CAGR”) for revenue and operating income. At the beginning of the performance period, the committee established revenue and operating income CAGR goals for each year of the performance period, with each year weighted equally in the determination of the award payout. Under the terms of the awards, as much as 150% of the targeted Financial PSUs may be earned based on the Company’s performance with respect to the revenue and operating income performance objectives. In order to receive a threshold payout under the award, the three-year CAGR for both revenue and operating income must be positive.

The performance objectives for payment of the 2014 Financial PSU awards and their respective weightings are:

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2014 actual performance against 2013 actual performance (weighting 33-1/3%);

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2015 actual performance against 2014 actual performance (weighting 33-1/3%); and

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2016 actual performance against 2015 actual performance (weighting 33-1/3%).

Similar to the Annual Incentive Plan, when the financial performance objectives were established, the committee determined that the effect of currency fluctuations on revenue and operating income over the course of the year should be excluded from the award calculation, as it believed compensation should not be based on factors outside of the control of our executives.

In order to achieve target performance for the first year of the three-year performance period, the Company had to achieve constant currency revenue and operating income growth of 3.8% and 5.5%, respectively, as compared to 2013 actual performance. Based on 2014 performance, the Company achieved revenues and operating income of approximately $5.76 billion and $1.18 billion, respectively, resulting in a blended achievement with respect to the first year of the three-year performance period of 107% of target. This portion of the award remains subject to the requirement for a three-year positive CAGR in both revenue and operating income as well as the participant’s continued service through February 20, 2017.

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The following table sets forth each named executive officer’s threshold, target and maximum award opportunity with respect to the 2014 Financial PSUs:

	2014 Financial PSU Award Opportunity
Executive	Threshold	Target	Maximum
Hikmet Ersek	112,571	225,141	337,712
Rajesh K. Agrawal	24,391	48,781	73,172
Odilon Almeida	22,515	45,029	67,544
J. David Thompson	22,515	45,029	67,544
John R. Dye	18,762	37,524	56,286

TSR PSUs. As noted above, in 2014, the Company introduced a standalone TSR PSU award in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR resulting in maximum payout.

The following table sets forth each named executive officer’s threshold, target and maximum award opportunities with respect to the 2014 TSR PSUs:

	2014 TSR PSU Award Opportunity
Executive	Threshold	Target	Maximum
Hikmet Ersek	47,886	95,771	143,657
Rajesh K. Agrawal	10,376	20,751	31,127
Odilon Almeida	9,578	19,155	28,733
J. David Thompson	9,578	19,155	28,733
John R. Dye	7,981	15,962	23,943

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our United States-based employees:

Benefit or Perquisite	Named Executive Officers	Other Officers and Key Employees	All Full-time and Regular Part-time Employees
401(k) Plan	X	X	X
Supplemental Incentive Savings Plan
(a nonqualified defined contribution plan)	X	X
Severance and Change-in-Control Benefits	X	X
Health and Welfare Benefits	X	X	X
Limited Perquisites	X	X

Severance and Change-in-Control Benefits. Western Union has an executive severance policy for our executive officers. The policy helps accomplish Western Union’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance

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arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company.

During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer. This amendment was approved after considering input from the Compensation Consultant as well as market data. In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

Please see the “Executive Compensation-Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy and the treatment of awards upon qualifying termination events or a change-in-control.

Retirement Savings Plans. Western Union executives on United States payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a non-qualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP.”) The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2014 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Western Union’s retirement savings plans.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. Each of our named executive officers participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Western Union employees in the individual market in which they are located. In addition, in 2014 the Company provided the benefits and perquisites as described in the 2014 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement.

The Company provided its other named executive officers with competitive perquisites and other personal benefits that are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the Compensation Committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Employment Agreements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive

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Compensation Discussion and Analysis	PROXY STATEMENT

award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and Chief Executive Officer. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. In addition, the Company entered into a letter agreement with Mr. Agrawal in January 2012 describing the terms and conditions applicable to Mr. Agrawal’s 2012-2013 expatriate assignment. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of Mr. Ersek’s employment agreement and Mr. Agrawal’s expatriate agreement.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Western Union stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the named executive officers to own Company Common Stock worth a multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of restricted stock and restricted stock units and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price, broker fees, and related tax withholding obligations. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of March 19, 2015. Each named executive officer has met, or is progressing towards meeting, his respective ownership guideline.

Executive	Guideline	Status
Hikmet Ersek	5x salary	Meets guideline
Rajesh K. Agrawal	2x salary	Meets guideline
Odilon Almeida	2x salary	Must hold 50% of
after-tax shares until
guideline is met
J. David Thompson	2x salary	Meets guideline
John R. Dye	2x salary	Must hold 50% of
after-tax shares until
guideline is met

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
●Western Union securities owned personally	●Unexercised stock options
●Shares held in any Western Union benefit plan	●Performance-based restricted stock units
●After-tax value of restricted stock and restricted stock units

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policy

The Board of Directors adopted a clawback policy in 2009. Under the policy, the Company may, in the Board’s discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Exchange Act, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any financial result or performance

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Compensation Discussion and Analysis	PROXY STATEMENT

metric impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Tax Implications of Executive Compensation Program

Under Section 162(m) of the Internal Revenue Code, named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

Compensation of Our Named Executive Officers

Hikmet Ersek
President and Chief Executive Officer

Mr. Ersek’s 2014 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other named executive officers because the Compensation Committee believes that the Chief Executive Officer’s leadership is one of the key drivers of the Company’s success, and that a greater percentage of the Chief Executive Officer’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well. Accordingly, at target-level performance for 2014, Mr. Ersek’s annual compensation was weighted 12% base salary, 17% annual incentive award, and 71% long-term incentive award. Approximately 88% of Mr. Ersek’s 2014 targeted total annual compensation varies based on the Company’s performance.

In February 2014, the Compensation Committee set Mr. Ersek’s 2014 compensation levels, including his annual and long-term incentive award targets, as discussed below. Mr. Ersek’s compensation as Chief Executive Officer is set higher relative to the other named executive officers. The Compensation Committee considers this to be appropriate, based on market data provided by the Compensation Consultant, and because his level of pay reflects his ultimate responsibility to oversee the performance of the Company.

●	Base Salary. For 2014, no changes were made to Mr. Ersek’s annual base salary. Accordingly, Mr. Ersek’s annual base salary remained at $1,000,000.
●

Annual Incentive Plan Target and Payout Level. For 2014, no changes were made to Mr. Ersek’s Annual Incentive Plan target of $1,500,000. The maximum Annual Incentive Plan award that Mr. Ersek could have earned during 2014 was 150% of Mr. Ersek’s target, or $2,250,000, as compared to a maximum award opportunity of 200% of target that was used in prior years. The Compensation Committee determined that it was appropriate to base Mr. Ersek’s award opportunity under the Annual Incentive Plan on Company financial and strategic performance objectives and did not include on individual measures. Mr. Ersek’s 2014 Annual Incentive Plan award payout was $1,314,800, reflecting a blended payout of 88% of target based on the Company’s level of achievement of the corporate and strategic performance goals.

●	Discretionary Bonus. For 2014, the committee awarded Mr. Ersek a discretionary bonus of $115,000 in recognition of his leadership in enhancing the Company’s global compliance programs.
●	Long-Term Incentive Award. For 2014, no changes were made to Mr. Ersek’s long-term incentive award target. Accordingly, Mr. Ersek’s 2014 long-term incentive award target remained at $6,000,000.

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Compensation Discussion and Analysis	PROXY STATEMENT

Rajesh K. Agrawal
Executive Vice President and Interim Chief Financial Officer (January 2014 to July 2014) and Executive Vice President and Chief Financial Officer (July 2014 to present)

In February 2014, the Compensation Committee set Mr. Agrawal’s initial 2014 compensation levels. In connection with his mid-year promotion to the position of Executive Vice President and Chief Financial Officer, in July 2014, the committee adjusted Mr. Agrawal’s compensation levels based on the input of the Compensation Consultant, the historical compensation levels received by the Company’s former Chief Financial Officer, and market data.

●	Base Salary. In connection with Mr. Agrawal’s mid-year promotion, Mr. Agrawal’s annual base salary was increased from $405,000 to $550,000, effective July 15, 2014.
●

Annual Incentive Plan Target and Payout Level. Mr. Agrawal’s 2014 annual incentive target was increased from $405,000 to $495,000 due to his promotion to Chief Financial Officer in July 2014. Accordingly, Mr. Agrawal’s prorated annual incentive target for 2014 was $446,900. The maximum Annual Incentive Plan award that Mr. Agrawal could have earned during 2014 was 150% of Mr. Agrawal’s prorated target, or $670,400, as compared to a maximum award opportunity of 200% of target that was used in prior years. Mr. Agrawal’s 2014 Annual Incentive Plan award payout was $442,400, reflecting a blended payout of 99% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Agrawal’s achievement of his individual performance goals.

●	Discretionary Bonus. For 2014, the committee awarded Mr. Agrawal a discretionary bonus of $13,400 in recognition of his performance during 2014.
●	Long-Term Incentive Award. In connection with his promotion, Mr. Agrawal’s long-term incentive award target was increased from $1,300,000 to $1,500,000.
●

Promotion Compensation. Effective upon his promotion to the position of Executive Vice President and Chief Financial Officer, Mr. Agrawal received a cash bonus of $80,000 and a restricted stock unit award valued at $500,000. The restricted stock unit award is scheduled to vest in four annual installments, subject to Mr. Agrawal’s continued employment through each vesting date.

Odilon Almeida
Executive Vice President and President, Americas and European Union (January 2014 to present)

In February 2014, the Compensation Committee set Mr. Almeida’s 2014 compensation levels, including his annual and long-term incentive award targets, as discussed below. In determining Mr. Almeida’s 2014 target compensation levels, the committee considered Mr. Almeida’s 2013 performance, his increased responsibilities as Executive Vice President and President, Americas and European Union, and market data. The committee increased Mr. Almeida’s compensation levels, including his long-term incentive award, to reflect his increased responsibilities and to bring his total compensation into closer alignment with the Company’s other executive officers as well as market levels.

●	Base Salary. For 2014, Mr. Almeida’s base salary was increased from $575,000 to $600,000.
●

Annual Incentive Plan Target and Payout Level. Mr. Almeida’s annual incentive target was increased from $517,500 to $540,000. The maximum Annual Incentive Plan award that Mr. Almeida could have earned during 2014 was 150% of Mr. Almeida’s target, or $810,000, as compared to a maximum award opportunity of 200% of target that was used in prior years. Mr. Almeida’s 2014 Annual Incentive Plan award payout was $507,600, reflecting a blended payout of 94% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Almeida’s achievement of his individual/business unit performance goals.

●	Discretionary Bonus. For 2014, the committee awarded Mr. Almeida a discretionary bonus of $43,200 in recognition of his performance during 2014.
●	Long-Term Incentive Award. For 2014, the committee increased Mr. Almeida’s long-term incentive award target from $750,000 to $1,200,000.
●

Promotion Compensation. Effective upon his promotion to the position of Executive Vice President and President, Americas and European Union, Mr. Almeida received a restricted stock unit award valued at $450,000. The restricted stock unit award is scheduled to vest in four annual installments, subject to Mr. Almeida’s continued employment through each vesting date.

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Compensation Discussion and Analysis	PROXY STATEMENT

J. David Thompson
Executive Vice President, Global Operations and Chief Information Officer

In February 2014, the Compensation Committee set Mr. Thompson’s 2014 compensation levels, including his annual and long-term incentive award targets, as discussed below.

●	Base Salary. For 2014, no changes were made to Mr. Thompson’s annual base salary. Accordingly, Mr. Thompson’s annual base salary remained at $500,000.
●

Annual Incentive Plan Target and Payout Level. For 2014, no changes were made to Mr. Thompson’s Annual Incentive Plan target of $450,000. The maximum Annual Incentive Plan award that Mr. Thompson could have earned during 2014 was 150% of Mr. Thompson’s target, or $675,000, as compared to a maximum award opportunity of 200% of target that was used in prior years. Mr. Thompson’s 2014 Annual Incentive Plan award payout was $459,000, reflecting a blended payout of 102% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Thompson’s achievement of his individual/business unit performance goals.

●	Discretionary Bonus. For 2014, the committee awarded Mr. Thompson a discretionary bonus of $9,000 in recognition of his performance during 2014.
●	Long-Term Incentive Award. For 2014, no changes were made to Mr. Thompson’s long-term incentive award target. Accordingly, Mr. Thompson’s long-term incentive award target remained at $1,200,000.
●

Discretionary Awards. In early 2014, the committee awarded Mr. Thompson a discretionary restricted stock unit award with a grant value of $240,000 in recognition of his performance during 2013 and for retention purposes. This restricted stock unit award is scheduled to vest in four annual installments, subject to Mr. Thompson’s continued employment through each vesting date. In early 2015, the committee awarded Mr. Thompson a discretionary restricted stock unit award with a grant value of $300,000 in recognition of his performance during 2014 and for retention purposes. This restricted stock unit award is scheduled to vest in three equal installments on February 20, 2016, 2017 and 2018, respectively, subject to Mr. Thompson’s continued employment through each vesting date.

John R. Dye
Executive Vice President, General Counsel and Secretary

In February 2014, the Compensation Committee set Mr. Dye’s 2014 compensation levels, including his annual and long-term incentive award targets, as discussed below.

●	Base Salary. For 2014, no changes were made to Mr. Dye’s annual base salary. Accordingly, Mr. Dye’s annual base salary remained at $500,000.
●

Annual Incentive Plan Target and Payout Level. For 2014, no changes were made to Mr. Dye’s Annual Incentive Plan target of $400,000. The maximum Annual Incentive Plan award that Mr. Dye could have earned during 2014 was 150% of Mr. Dye’s target, or $600,000, as compared to a maximum award opportunity of 200% of target that was used in prior years. Mr. Dye’s 2014 Annual Incentive Plan award payout was $376,000, reflecting a blended payout of 94% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Dye’s achievement of his individual/business unit performance goals.

●	Discretionary Bonus. For 2014, the committee awarded Mr. Dye a discretionary bonus of $8,000 in recognition of his performance during 2014.
●	Long-Term Incentive Award. For 2014, no changes were made to Mr. Dye’s long-term incentive award target. Accordingly, Mr. Dye’s long-term incentive award target remained at $1,000,000.
●

Discretionary Award. In early 2014, the committee awarded Mr. Dye a discretionary restricted stock unit award with a grant value of $100,000 in recognition of his performance during 2013 and for retention purposes. The restricted stock unit award is scheduled to vest in four annual installments, subject to Mr. Dye’s continued employment through each vesting date.

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Compensation Discussion and Analysis	PROXY STATEMENT

2015 Compensation
At its February 19, 2015 meeting, the Compensation Committee approved the following compensation amounts and award targets for the named executive officers. In setting executive compensation levels for 2015, the committee considered a number of factors including peer group and survey data, individual characteristics and responsibilities, and the Company’s financial performance in 2014.

Named Executive Officer	Base Salary	Annual Incentive Award Target	Long-Term Incentive Award Target
Hikmet Ersek	$1,000,000	$1,500,000	$6,000,000
Rajesh K. Agrawal	$566,500	$509,850	$1,500,000
Odilon Almeida	$612,000	$550,800	$1,200,000
J. David Thompson	$540,000	$486,000	$1,200,000
John R. Dye	$510,000	$408,000	$1,000,000

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Executive Compensation	PROXY STATEMENT

Executive Compensation

The following table contains compensation information for our named executive officers for the last three fiscal years.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($000)(1)	Bonus ($000)		Stock Awards ($000)(2)	Option Awards ($000)(2)	Non-Equity Incentive Plan Compensation ($000)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($000)	All Other Compensation ($000)(4)		Total ($000)
Hikmet Ersek(5)	2014	1,000.0	115.0	(6)	4,478.1	1,200.0	1,314.8	—	133.9		8,241.8
President and Chief	2013	1,000.0	—		4,375.0	2,000.0	1,260.0	—	140.9	(7)	8,775.9
Executive Officer	2012	987.5	—		3,758.9	1,980.0	—	—	282.6	(7)	7,009.0
Rajesh K. Agrawal	2014	472.0	93.4	(8)	1,435.6	260.0	442.4	—	674.8		3,378.2
EVP and Chief	2013	405.0	—		972.3	429.0	324.0	—	1,230.2		3,360.5
Financial Officer	2012	405.0	—		814.4	429.0	97.2	—	960.6		2,706.2
Odilon Almeida	2014	600.0	193.2	(9)	1,312.6	240.0	507.6	—	185.5		3,038.9
EVP, President, Americas and	2013	N/A	N/A		N/A	N/A	N/A	N/A	N/A		N/A
European Union	2012	N/A	N/A		N/A	N/A	N/A	N/A	N/A		N/A
J. David Thompson	2014	500.0	9.0	(10)	1,118.0	240.0	459.0	—	50.4		2,376.4
EVP, Global Operations and	2013	500.0	—		916.5	396.0	360.0	—	61.4		2,233.9
Chief Information Officer	2012	344.7	158.6		2,453.8	330.0	74.7	—	64.7		3,426.5
John R. Dye	2014	500.0	208.0	(11)	838.9	200.0	376.0	—	11.7		2,134.6
EVP, General Counsel	2013	500.0	300.0		770.0	330.0	360.0	—	20.5		2,280.5
and Secretary	2012	500.0	404.0		469.9	247.5	96.0	—	603.4		2,320.8

Footnotes:

(1)	Any salary adjustments, other than for Mr. Almeida, are effective as of March of each reporting year. Mr. Almeida’s salary adjustment was effective as of January 1, 2014.
(2)	The amounts reported in these columns for 2014 represent the annual equity grants to the named executive officers under the Long-Term Incentive Plan and time-based restricted stock unit awards granted to Messrs. Agrawal, Almeida, Thompson and Dye as promotion or retention/merit grants. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the performance-based restricted stock units granted during 2014 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant in 2014. Assuming the highest level of performance is achieved for the Financial PSUs, the maximum value of the Financial PSUs at the grant date would be as follows: Mr. Ersek—$4,917,079; Mr. Agrawal—$1,065,377; Mr. Almeida—$983,433; Mr. Thompson—$983,433; and Mr. Dye—$819,524. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition. See Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2014, 2013 and 2012, respectively, for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)	For 2014, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.
(4)	Amounts included in this column for 2014 are set forth by category in the 2014 All Other Compensation Table below.

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Executive Compensation	PROXY STATEMENT

(5)	For 2014, Mr. Ersek’s salary is denominated in United States dollars but is paid to or on behalf of Mr. Ersek in euros, based on a conversion rate that was determined each calendar quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek are denominated in euros and converted to United States dollars for disclosure in the proxy. The conversion rates 0.72775, 0.71870, 0.73855, and 0.77381 were applied for quarters one, two, three and four, respectively.

(6)	For 2014, the committee awarded Mr. Ersek a discretionary bonus of $115,000 in recognition of his leadership in enhancing the Company’s global compliance programs.

(7)	Includes $18,400 and $16,800 in medical premiums inadvertently not reported in 2013 and 2012, respectively.

(8)	Mr. Agrawal’s bonus includes a cash bonus of $80,000 received by Mr. Agrawal in connection with his promotion to the position of Executive Vice President and Chief Financial Officer, and a discretionary cash bonus of $13,400 in recognition of his performance during 2014.

(9)	Mr. Almeida’s bonus includes the final installment of a salary supplement paid pursuant to the terms of Mr. Almeida’s offer of employment. Mr. Almeida was eligible to receive a $150,000 salary supplement payable in each of 2013 and 2014, subject to Mr. Almeida’s continued employment through the respective payment dates. Mr. Almeida’s bonus also includes a discretionary bonus of $43,200 in recognition of his performance during 2014.

(10)	Mr. Thompson’s bonus represents a discretionary bonus of $9,000 in recognition of his performance during 2014.

(11)	Mr. Dye’s bonus includes the final installment of his sign on bonus payable pursuant to the terms of Mr. Dye’s offer of employment. Mr. Dye was eligible to receive a $600,000 bonus, payable in three equal annual installments commencing six-months after Mr. Dye’s employment commencement date of November 30, 2011. Mr. Dye’s bonus also includes a discretionary bonus of $8,000 in recognition of his performance during 2014.

2014 All Other Compensation Table

			Company
	Perquisites		Contributions
	& Other		to Defined
	Personal	Tax	Contribution	Insurance
	Benefits	Reimbursements	Plans	Premiums	Total
Name	($000)(1)	($000)(2)	($000)(3)	($000)	($000)
Hikmet Ersek	31.2	7.4	74.9	20.4	133.9
Rajesh K. Agrawal	546.8 (4)	92.4	35.0	0.6	674.8
Odilon Almeida	81.3 (5)	55.0	47.8	1.4	185.5
J. David Thompson	2.2	—	34.4	13.8	50.4
John R. Dye	—	—	10.4	1.3	11.7

Footnotes:

(1)	Amounts in this column include the incremental cost or valuation of executive security costs and personal jet usage for Mr. Ersek, relocation expenses for Messrs. Agrawal (as described in Footnote 4 to this table) and Almeida (as described in Footnote 5 to this table), sporting event tickets for each of the named executive officers other than Mr. Dye, car service/allowances for Mr. Ersek, an annual physical examination, including travel expenses, for certain named executive officers and family visa services for Messrs. Ersek and Almeida.

(2)	Amounts in this column include tax gross-ups for Messrs. Ersek and Almeida for family visa services and Messrs. Agrawal and Almeida for relocation expenses. These benefits are generally available to employees asked to relocate as part of the Company’s relocation and immigration programs.

(3)	Amounts shown in this column represent contributions made by the Company on behalf of each of the named executive officers, except for Mr. Ersek, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, and contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG.

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Executive Compensation	PROXY STATEMENT

(4)	This amount includes approximately ($545,200) paid to or on behalf of Mr. Agrawal in connection with his relocation from the United Kingdom to Colorado including foreign tax equalization payments ($479,300) and United States tax payments ($50,000). These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Agrawal, as applicable. These benefits are generally available to employees asked to relocate as part of the Company’s relocation program.

(5)	This amount includes approximately $70,600 paid to or on behalf of Mr. Almeida in connection with his relocation from Brazil to Florida including a housing allowance ($34,200) and tax-related services ($28,200). These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Almeida, as applicable. These benefits are generally available to employees asked to relocate as part of the Company’s relocation program.

The following table summarizes awards made to our named executive officers in 2014.

2014 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($000)		Maximum ($000)	Threshold (#)		Target (#)		Maximum (#)		or Units (#)(2)	Options (#)(3)	Awards ($/sh)	Awards ($000)(4)
Hikmet Ersek		1,500		2,250
	2/20/2014				112,571	(5)	225,141	(5)	337,712	(5)				3,278.1
	2/20/2014				47,886	(6)	95,771	(6)	143,657	(6)				1,200.0
	2/20/2014											303,798	$15.99	1,200.0
Rajesh K. Agrawal		446.9	(7)	670.4
	2/20/2014				24,391	(5)	48,781	(5)	73,172	(5)				710.3
	2/20/2014				10,376	(6)	20,751	(6)	31,127	(6)				260.0
	2/20/2014											65,823	$15.99	260.0
	7/15/2014										28,936			465.3
Odilon Almeida		540.0		810.0
	2/20/2014				22,515	(5)	45,029	(5)	67,544	(5)				655.6
	2/20/2014				9,578	(6)	19,155	(6)	28,733	(6)				240.0
	2/20/2014											60,760	$15.99	240.0
	3/28/2014										27,761			417.0
J. David Thompson		450.0		675.0
	2/20/2014				22,515	(5)	45,029	(5)	67,544	(5)				655.6
	2/20/2014				9,578	(6)	19,155	(6)	28,733	(6)				240.0
	2/20/2014											60,760	$15.99	240.0
	3/17/2014										14,788			222.4
John R. Dye		400.0		600.0
	2/20/2014				18,762	(5)	37,524	(5)	56,286	(5)				546.3
	2/20/2014				7,981	(6)	15,962	(6)	23,943	(6)				200.0
	2/20/2014											50,633	$15.99	200.0
	2/20/2014										6,254			92.6

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2014 under the Annual Incentive Plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2014 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

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Executive Compensation	PROXY STATEMENT

(2)	These amounts represent restricted stock units granted under the Long-Term Incentive Plan to each of Messrs. Agrawal, Almeida, Thompson and Dye as promotion or retention/merit grants. For actively employed executives, these restricted stock units vest in 25% increments on each of the first through fourth year anniversaries of the date of grant. Please see “Compensation Discussion and Analysis” for further information regarding these restricted stock unit grants.

(3)	These amounts represent stock options granted under the Long-Term Incentive Plan. For actively employed executives, these options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(4)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based restricted stock units, are based upon the probable outcome of the applicable performance conditions. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating the amounts.

(5)	These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. For actively employed executives, these Financial PSUs are scheduled to vest on February 20, 2017, subject to the achievement of threshold revenue and operating income performance goals. See “Executive Compensation-Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding this award.

(6)	These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. The TSR PSUs are scheduled to vest on February 20, 2017 based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. See “Executive Compensation-Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding this award.

(7)	In connection with his mid-year promotion to the position of Executive Vice President and Chief Financial Officer, Mr. Agrawal’s target award opportunity was increased from $405,000 to $495,000. The amount reported in the table reflects Mr. Agrawal’s prorated award opportunity for 2014.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements

As noted in the Compensation Discussion and Analysis, the Company generally executes a written offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

As noted in the Compensation Discussion and Analysis, under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2014, Mr. Ersek was party to an employment agreement pursuant to which Mr. Ersek agreed to serve as the Company’s President and Chief Executive Officer. The terms of Mr. Ersek’s employment agreement provide for (i) eligibility to participate in the Annual Incentive Plan and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria. Mr. Ersek’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions.

During 2014, the Company was also party to a letter agreement with Mr. Agrawal describing the terms and conditions applicable to Mr. Agrawal’s 2012-2013 expatriate assignment. Mr. Agrawal’s letter agreement provided for, among other benefits, relocation benefits, which included (i) customary relocation benefits

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Executive Compensation	PROXY STATEMENT

and allowances, (ii) an annual relocation bonus equal to one month of base salary for each 12 months of Mr. Agrawal’s assignment, (iii) a housing and utility allowance not to exceed $22,000 per month, (iv) a company car, (v) limited travel expenses for Mr. Agrawal and his immediate family, and (vi) an education allowance for dependent children.

The Company has an Executive Severance Policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

Awards

In February 2014, the Compensation Committee granted the Chief Executive Officer and the Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan, consisting of 20% stock option awards and 80% performance-based restricted stock units. The stock options granted to each of the named executive officers are subject to time-based vesting provisions described in the footnotes to the 2014 Grants of Plan-Based Awards Table. The 2014 performance-based restricted stock unit awards were weighted 60% as Financial PSUs (incorporating both revenue and operating income growth) and 20% as TSR PSUs.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2014 performance-based restricted stock units, including the performance metrics applicable to such awards.

During 2014, the Compensation Committee also granted time-based restricted stock unit awards to Messrs. Agrawal, Almeida, Thompson, and Dye in connection with promotions or in recognition of past performance and for retention purposes. Please see the footnotes to the 2014 Grants of Plan-Based Awards Table for a description of the vesting terms applicable to these awards.

At its February 2014 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2014 plan year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of corporate financial, strategic and individual/business unit goals, except for Mr. Ersek whose cash award is payable based entirely on the achievement of corporate financial and strategic goals.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

Salary and Bonus in Proportion to Total Compensation

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward the variable elements, which includes annual incentive compensation and long-term incentive compensation, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our named executive officers substantial alignment with stockholders, while also permitting the committee to incentivize the named executive officers to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

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Executive Compensation	PROXY STATEMENT

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers on December 31, 2014.

2014 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($000)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($000)(2)
Hikmet Ersek	—	303,798	(3)	15.99	2/20/2024	15,948	(9)	285.6	225,141	(18)	4,032.3
	156,250	468,750	(4)	14.00	2/20/2023	29,261	(10)	524.1	95,771	(19)	1,715.3
	200,405	200,405	(5)	17.86	2/23/2022				202,858	(20)	3,633.2
	175,394	58,465	(6)	21.00	2/24/2021
	230,628			17.45	9/1/2020
	212,508			16.00	2/24/2020
	142,695			11.86	2/17/2019
	10,000			22.14	2/21/2017
	276,127			19.13	9/29/2016
	87,820			20.10	2/13/2016
Rajesh K. Agrawal	—	65,823	(3)	15.99	2/20/2024	28,936	(11)	518.2	48,781	(18)	873.7
	33,515	100,548	(4)	14.00	2/20/2023	4,306	(9)	77.1	20,751	(19)	371.7
	43,421	43,422	(5)	17.86	2/23/2022	8,291	(10)	148.5	44,173	(20)	791.1
	18,597	6,199	(7)	16.49	9/15/2021
	12,671	4,224	(6)	21.00	2/24/2021
	24,553			16.00	2/24/2020
	21,950			11.86	2/17/2019
	32,925			20.99	2/21/2018
	21,612			22.55	2/7/2017
	9,263			19.13	9/29/2016
	87,820			20.87	6/12/2016
Odilon Almeida	—	60,760	(3)	15.99	2/20/2024	27,761	(12)	497.2	45,029	(18)	806.5
	—	58,008	(4)	14.00	2/20/2023	5,502	(9)	98.5	19,155	(19)	343.1
	8,350	8,351	(5)	17.86	2/23/2022	17,124	(13)	306.7	25,484	(20)	456.4
	7,920	2,460	(6)	21.00	2/24/2021	9,379	(14)	168.0
	15,000			16.00	2/24/2020
	31,500			20.99	2/21/2018
	18,525			19.13	9/29/2016
	21,955			20.10	2/13/2016
J. David Thompson	—	60,760	(3)	15.99	2/20/2024	14,788	(15)	264.9	45,029	(18)	806.5
	30,937	92,813	(4)	14.00	2/20/2023	4,785	(9)	85.7	19,155	(19)	343.1
	33,951	33,951	(8)	18.29	4/26/2022	6,228	(10)	111.5	40,775	(20)	730.3
						34,281	(16)	614.0
John R. Dye	—	50,633	(3)	15.99	2/20/2024	6,254	(17)	112.0	37,524	(18)	672.1
	25,781	77,344	(4)	14.00	2/20/2023	4,253	(9)	76.2	15,962	(19)	285.9
	25,051	25,051	(5)	17.86	2/23/2022	4,783	(10)	85.7	33,979	(20)	608.6

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Executive Compensation	PROXY STATEMENT

Footnotes:

(1)	Grants prior to September 29, 2006 represent option awards granted to the named executive officer under the 2002 First Data Corporation Long Term Incentive Plan that were replaced with substitute Western Union options that were adjusted to preserve the pre-conversion intrinsic value of the First Data Corporation options. A portion of the substitute options vested through the normal passage of time. The remainder of these substitute options became fully vested in September 2007 upon consummation of a change-in-control of First Data Corporation.

(2)	The market value of shares or units of stock that have not vested reflects a stock price of $17.91, the closing stock price on December 31, 2014.

(3)	These options were awarded on February 20, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(4)	These options were awarded on February 20, 2013, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(5)	These options were awarded on February 23, 2012, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(6)	These options vested on February 24, 2015.

(7)	These options were awarded on September 15, 2011, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(8)	These options were awarded on April 26, 2012, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(9)	Represents restricted stock units that were granted under the 2013 Annual Incentive Plan based on the achievement of performance-based conditions during 2013. Thirty percent of these restricted stock units vested on February 20, 2015 and the remaining 70% of these restricted stock units are scheduled to vest on February 20, 2016, provided the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(10)	Represents performance-based restricted stock units that vested on February 23, 2015. The payout level for these performance-based restricted stock units was determined based on the Company’s revenue, EBITDA and growth in registered customers performance during the 2012-2013 performance period and remained subject to time-based vesting requirements until February 23, 2015. Under the original terms of the award agreements, these awards were also subject to payout modifiers based on TSR and stock price performance over the 2012-2014 performance period if the payout level for the 2012-2013 performance goals was equal to or greater than 150% of target. Because the payout levels for these awards was equal to 17% of target for the named executive officers other than Mr. Ersek, and 13% of target for Mr. Ersek, the TSR and stock price payout modifiers were not applied.

(11)	Represents restricted stock units that were awarded on July 15, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(12)	Represents restricted stock units that were awarded on March 28, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(13)	Represents restricted stock units that were awarded on February 7, 2013, and scheduled to vest on February 7, 2016; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

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Executive Compensation	PROXY STATEMENT

(14)	Represents restricted stock units that vested on February 23, 2015.

(15)	Represents restricted stock units that were awarded on March 17, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(16)	Represents restricted stock units that were awarded on April 26, 2012, and scheduled to vest on April 26, 2015; provided the executive is still employed on the vesting date or as otherwise provided pursuant to the Executive Severance Policy.

(17)	Represents restricted stock units that were awarded on February 20, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(18)	Represents performance-based restricted stock units that are scheduled to vest on February 20, 2017 based on the Company’s revenue and operating income performance during 2014, 2015 and 2016, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving the target performance goals.

(19)	Represents performance-based restricted stock units that are scheduled to vest on February 20, 2017 based on the Company’s TSR performance relative to the S&P 500 Index over the 2014-2016 performance period, provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.

(20)	Represents performance-based restricted stock units that are scheduled to vest on February 20, 2016; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy. The amounts reported represent the initial payout level for these performance-based restricted stock units and was determined based on the Company’s revenue and operating income performance during the 2013-2014 performance period. The final payout level of these performance-based restricted stock units will be determined after the conclusion of the 2013-2015 performance period based on the Company’s TSR performance relative to the S&P 500 Index over that period.

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Executive Compensation	PROXY STATEMENT

The following table provides information concerning each exercise of stock options and each vesting of stock during 2014 for each of the named executive officers.

2014 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hikmet Ersek	—	—	143,572	2,347,402
Rajesh K. Agrawal	—	—	27,608	447,791
Odilon Almeida	23,461	79,211	7,147	116,853
J. David Thompson	—	—	34,281	533,070
John R. Dye	—	—	11,353	210,939

The following table provides information regarding compensation that has been deferred by our named executive officers pursuant to the terms of our Supplemental Incentive Savings Plan.

2014 Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($000)(1)	($000)(2)	($000)	($000)	($000)(3)
Hikmet Ersek	—	—	—	—	—
Rajesh K. Agrawal	43.8	24.6	45.8	—	410.2
Odilon Almeida	59.8	37.4	7.5	—	164.2
J. David Thompson	68.8	24.0	11.6	—	228.7
John R. Dye	—	—	—	—	—

Footnotes:

(1)	These amounts represent deferrals of the named executive officer’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2014 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2014 Summary Compensation Table.

(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2013 or 2012 (in $000s): Mr. Agrawal—$75.3 and Mr. Thompson—$106.6.

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Executive Compensation	PROXY STATEMENT

Incentive Savings Plan

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2014, each participating named executive officer was eligible to receive a Company contribution equal to 4% of his eligible compensation. During 2014, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria.

Supplemental Incentive Savings Plan

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

Potential Payments Upon Termination or Change-in-Control

Executive Severance Policy

We maintain an Executive Severance Policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

●	Acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

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Executive Compensation	PROXY STATEMENT

●	An unapproved change in a majority of the Board members; and
●	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2014:

●

Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”), multiplied by two. Effective for senior executives hired on and after February 24, 2011, a senior executive employed by the Company for 12 months or less was entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by two. On February 20, 2014, the Compensation Committee amended the Executive Severance Policy to provide for a severance payment equal to the senior executive’s base severance pay multiplied by 1.5 (multiplied by two in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control). The provisions limiting severance payments to newly hired senior executives continue to apply, subject to the new severance payment cap described above.

●

A cash payment equal to the lesser of the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs or the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

●

Provided that the senior executive properly elects continued health care coverage under applicable law, a lump sum payment equal to the difference between active employee premiums and continuation coverage premiums for 18 months of coverage.

●	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.
●

All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause, or terminates for good reason, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

●

If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period from the grant date to the termination date and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the stock options’ original terms.

●

With respect to executives not eligible to receive tax gross-ups, benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

●

For individuals who were senior executives on or before April 30, 2009, if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. (If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.)

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Executive Compensation	PROXY STATEMENT

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

For the named executive officers, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. While the terms of our equity awards include retirement-vesting provisions, none of our current named executive officers are retirement eligible.

Payments Upon Termination or Change-in-Control Tables

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)

			Long-Term Incentives(5)
Name	Severance ($000)(2)	Welfare Benefits ($000)(3)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(4)	Total ($000)
Hikmet Ersek	6,500.0	25.3	—	2,426.1	5,926.8	7,080.0	21,958.2
Rajesh K. Agrawal	2,536.9	22.4	—	530.5	1,858.1	—	4,947.9
Odilon Almeida	2,820.0	22.4	—	343.9	1,713.3	—	4,899.6
J. David Thompson	2,350.0	22.3	—	479.6	2,104.6	—	4,956.5
John R. Dye	2,200.0	14.6	—	400.9	1,131.0	—	3,746.5

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE

			Long-Term Incentives(5)
Name	Severance ($000)(2)	Welfare Benefits ($000)(3)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(4)	Total ($000)
Hikmet Ersek	6,500.0	25.3	—	984.3	3,794.2	—	11,303.8
Rajesh K. Agrawal	2,014.4	22.4	—	219.8	925.2	—	3,181.8
Odilon Almeida	2,250.0	22.4	—	130.8	889.1	—	3,292.3
J. David Thompson	1,875.0	22.3	—	193.7	832.8	—	2,923.8
John R. Dye	1,750.0	14.6	—	162.3	669.8	—	2,596.7

DEATH OR DISABILITY

			Long-Term Incentives(5)
Name	Severance ($000)(2)	Welfare Benefits ($000)(3)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(4)	Total ($000)
Hikmet Ersek	—	—	—	2,426.1	5,926.8	—	8,352.9
Rajesh K. Agrawal	—	—	—	530.5	1,858.1	—	2,388.6
Odilon Almeida	—	—	—	343.9	1,713.3	—	2,057.2
J. David Thompson	—	—	—	479.6	2,104.6	—	2,584.2
John R. Dye	—	—	—	400.9	1,131.0	—	1,531.9

69	|	The Western Union Company – Proxy Statement

Executive Compensation	PROXY STATEMENT

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to the named executive officer’s bonus for 2014 plus 1.5 times (two times in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the named executive officer’s base salary and target bonus.

(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the named executive officer’s actual health premiums and COBRA health premiums as of December 31, 2014 and (ii) 18, the number of months of continuing COBRA coverage.

(4)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 40% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $17.91 on December 31, 2014. As noted above, the Executive Severance Policy prohibits the Company from providing change-in-control tax gross-ups to individuals promoted or hired after April 2009. Accordingly, Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

(5)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares (determined by multiplying the closing stock price of $17.91 per share on December 31, 2014 by the number of unvested restricted stock units or, in the case of performance-based restricted stock units, by the number of shares to be awarded based on the projected achievement of the applicable performance objectives as of December 31, 2014, that would vest upon a change-in- control or following a qualifying termination, death or disability). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $17.91 per share on December 31, 2014 and (ii) the number of unvested option shares that would vest following a qualifying termination, death, disability or upon a change-in-control. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

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Executive Compensation	PROXY STATEMENT

Event	Unvested Stock Options	Unvested Restricted Stock	Performance-Based Restricted Stock Units
Change-in-Control and Termination for Eligible Reason within 24-month Period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Change-in-Control (No Termination)	Vesting continues under normal terms.	Vesting continues under normal terms.	Vesting continues under normal terms.
Involuntary Termination (Not for Cause prior to a Change-in-Control or after the 24-month Period following a Change-in-Control)	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.

Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

Effective for grants in 2012 and later, if termination occurs prior to the one year anniversary of the grant date, the awards are forfeited.

Death or Disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Retirement

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO) and (ii) the expiration date.

Grants made prior to January 31, 2011 may be exercised until four years after the termination date or, if earlier until the expiration date.

		Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

71	|	The Western Union Company – Proxy Statement

Executive Compensation	PROXY STATEMENT

Risk Management and Compensation

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

●	The mix of fixed versus variable pay;
●	The performance metrics to which pay is tied;
●	Whether the pay opportunity is capped;
●	The timing of payout;
●	Whether “clawback” adjustments are permitted;
●	The use of equity awards; and
●	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue, operating income growth, and strategic performance objectives. These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Also, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health.

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Proposal 2	PROXY STATEMENT

Proposal 2 Advisory Vote to Approve Executive Compensation

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Because the Board views it as a good corporate governance practice, the Company is again asking stockholders to approve the compensation of named executive officers as disclosed in this Proxy Statement.

At the 2014 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2014 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by more than 96% of the votes cast for the proposal at the 2014 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this Proxy Statement, support the goals of:

●	Aligning our executives’ goals with our stockholders’ interests;
●	Holding our executives accountable and rewarding them for results; and
●	Attracting, retaining, and motivating outstanding executive talent.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether they support these goals, and serve the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement.

●	What We Do:
✓	Pay-for-performance.
✓	Linkage between performance measures and strategic objectives.
✓	Emphasis on future pay opportunity vs. current pay.
✓	Mix of performance metrics.
✓	Stockholder engagement.
✓	Outside compensation consultant.
✓	“Double trigger” in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and performance-based restricted stock unit awards.
✓	“Clawback” Policy.
✓	Robust stock ownership guidelines.

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Proposal 2	PROXY STATEMENT

●	What We Don’t Do:
✕	No change-in-control tax gross ups for individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.
✕	No repricing or buyout of underwater stock options.
✕	Prohibition against pledging and hedging of Company securities by senior executives and directors.
✕	No dividends or dividend equivalents accrued or paid on performance-based restricted stock unit awards or time-based restricted stock unit awards.

Recent Compensation Actions

For 2014, many of the compensation decisions were designed to further align the Company’s executive compensation program with the Company’s future growth and strategic operating plans and the interests of our executives with those of our stockholders. Specifically, the Compensation Committee approved several modifications to the compensation program to further align the executive compensation program with evolving investor preferences, executive compensation practices and market trends.

These decisions included:

●

No Executive Base Salary Increases for 2013 or 2014: Other than with respect to executive promotions, there were no changes in our named executive officers’ base salary levels for 2013 or 2014 from the levels effective March 2012.

●

Created Standalone TSR Performance-Based Restricted Stock Units: We replaced the TSR modifier from our 2013 Long-Term Incentive Plan design with a standalone TSR PSU in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR resulting in maximum payout.

●

Increased Performance Period for Performance-Based Restricted Stock Units: We increased the performance period of our performance-based restricted stock units so that they will be subject to a three-year total performance period, versus the two-year performance period used in prior years.

●

Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014, the annual equity awards under the Long-Term Incentive Plan consisted of 80% performance-based restricted stock units (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options, as compared to 67% performance-based restricted stock units and 33% stock options in 2013.

●

Established Goals Exceeding Performance During Prior Three Years: The financial performance target objectives for the 2014 compensation program were set at constant currency growth rates that are higher than the Company’s average annual constant currency results achieved over 2011 through 2013. The 2014 Annual Incentive Plan financial performance target objectives were also set higher than the constant currency financial performance target objectives and actual results under the 2013 Annual Incentive Plan. For the 2014 Annual Incentive Plan, performance at 184% of the target revenue growth rate and at 200% of the target operating income growth rate is required for a maximum payout equal to 150% of the target award. Further, the Company’s relative TSR performance rank versus the S&P 500 Index over the 2014-2016 performance period that is required to earn a target payout under the 2014 TSR PSUs is higher than the Company’s annual relative TSR performance versus the S&P 500 Index in each of 2011, 2012, and 2013.

●

Reduced Maximum Payout Under Annual Incentive Plan: The Compensation Committee reduced the maximum payout opportunity under the Annual Incentive Plan to 150% of target, as compared to the 200% of target maximum payout opportunity that was used in prior years.

●

Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

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Proposal 2	PROXY STATEMENT

We believe that these practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

75	|	The Western Union Company – Proxy Statement

Proposal 3	PROXY STATEMENT

Proposal 3 Approval of The Western Union Company 2015 Long-Term Incentive Plan

At the Annual Meeting, our stockholders will be asked to approve The Western Union Company 2015 Long-Term Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by the Board on February 20, 2015, subject to stockholder approval, and will replace The Western Union Company 2006 Long-Term Incentive Plan (the “2006 Plan”). As of December 31, 2014, there were approximately 37,556,580 shares of Common Stock that remained available for future issuances under the 2006 Plan and which will cease to be available for future grants if the 2015 Plan is approved by stockholders. If the 2015 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. The Board believes that the Company has used equity in a reasonable manner, with a three-year average burn rate of approximately 1.0% of the Company’s outstanding shares of Common Stock.

The purposes of the 2015 Plan are to:

●	advance the interests of the Company by attracting and retaining high caliber employees, and other key individuals who perform services for the Company or its subsidiaries or affiliates;

●	align the interests of our stockholders and recipients of awards under the 2015 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; and

●	motivate award recipients to act in the long-term best interests of the Company and its stockholders.

Under the 2015 Plan, the Company may grant:

●	non-qualified stock options;

●	incentive stock options (within the meaning of Section 422 of the Code);

●	stock appreciation rights (“SARs”), in the form of free-standing SARs or tandem SARs;

●	restricted stock, restricted stock units, bonus stock, bonus stock units and deferred stock units (collectively, “Stock Awards”); and

●	performance grants.

As of March 19, 2015, approximately 10,000 employees and 10 non-employee directors would be eligible to participate in the 2015 Plan; however, participation in our long-term incentive program has historically been limited to non-employee directors and certain senior-level employees, which, as of March 19, 2015, included approximately 760 employees.

Plan Highlights

Some of the key features of the 2015 Plan are as follows:

●	The 2015 Plan will be administered by a committee of the Board or a subcommittee thereof (the “Plan Committee”), comprised entirely of independent directors;

●	Stock options and SARs granted under the 2015 Plan may not be repriced without stockholder approval;

●	Under the terms of the 2015 Plan, outstanding stock options, SARs, Stock Awards and Performance grants are subject to double trigger vesting upon a change in control – meaning that both a qualifying termination of employment and a change in control must occur prior to the accelerated vesting of such awards;

●	The 2015 Plan prohibits the grant of dividend equivalents with respect to options and SARs;

●	Options, SARs, restricted stock and restricted stock unit awards will be subject to a minimum vesting or restriction period of one-year, subject to certain exceptions described in the 2015 Plan and the accelerated vesting upon certain termination events;

●	“Liberal share recycling” is prohibited – meaning that the 2015 Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of an option or SAR, shares delivered to or withheld by us to pay the purchase price or

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Proposal 3	PROXY STATEMENT

withholding taxes relating to an outstanding award or shares repurchased by us on the open market with the proceeds of a stock option exercise;

●	Under the 2015 Plan, 31,000,000 shares of Common Stock will initially be available for awards;

●	Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of options and the base price for SARs granted under the 2015 Plan may not be less than the fair market value of a share of Common Stock on the date of grant; and

●	Awards granted under the 2015 Plan will be subject to our clawback policy, as in effect from time to time.

Description of the 2015 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Annex I and incorporated herein by reference.

Administration

The 2015 Plan will be administered by the Plan Committee, consisting of two or more members of the Board, each of whom will be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NYSE. It is currently anticipated that the Compensation Committee will administer the 2015 Plan.

Subject to the terms of the 2015 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee may approve an award agreement that, upon the termination of an award holder’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an agreement such that (i) any or all outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding Stock Award will lapse, (iii) all or a portion of the performance period applicable to any outstanding award will lapse and (iv) the performance measures applicable to any outstanding award (if any) will be deemed to be satisfied at the maximum or any other level. The Plan Committee will also have authority to establish rules and regulations for administering the 2015 Plan and to decide questions of interpretation or application of any provision of the 2015 Plan.

The Plan Committee may delegate some or all of its power and authority under the 2015 Plan to the Board or, subject to applicable law, to another committee, a member of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Plan Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board, another committee, a member of the Board or the President and Chief Executive Officer or any other executive officer with regard to awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, and (ii) it may not delegate its power and authority to another committee, a member of the Board, the President and Chief Executive Officer or any other executive officer with regard to (y) awards to persons subject to Section 16 of the Exchange Act, or (z) any decision regarding the impact of a change in control on awards issued under the 2015 Plan.

Available Shares

Under the 2015 Plan, 31,000,000 shares of Common Stock will initially be available for all awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. No more than 31,000,000 shares of Common Stock in the aggregate may be issued under the 2015 Plan in connection with incentive stock options. The number of shares of Common Stock that remain available for future grants under the 2015 Plan will be reduced by the aggregate number of shares of Common Stock that become subject to outstanding stock options, outstanding free-standing SARs, outstanding Stock Awards and outstanding performance grants denominated in shares of Common Stock.

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Proposal 3	PROXY STATEMENT

Shares of Common Stock subject to an outstanding option, free-standing SAR, Stock Award or Performance Grant granted under the 2015 Plan, the 2006 Plan or any other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of the 2015 Plan that are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, will again be available under the 2015 Plan; provided, however, that shares of Common Stock subject to an award under the 2015 Plan will not again be available for issuance under the 2015 Plan if such shares are (a) shares that were subject to an option or SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof that may be granted during any calendar year to any person will be 2,200,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to performance measures or performance grants denominated in shares of Common Stock that may be earned by any person for each 12-month period during a performance period will be 2,200,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, and (iii) the maximum amount that may be earned by any person for each 12-month period during a performance period with respect to performance grants denominated in cash will be $8,000,000; provided, however, that the per person limits included in this sentence will be multiplied by two for awards granted to a participant in the year in which the participant’s employment with the Company commences. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $800,000; provided, however, that (i) the limit included in this sentence will be multiplied by two in the year in which a non-employee director commences service on the Board and (ii) the limit included in this sentence will not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any Board committee. On March 19, 2015, the closing sales price per share of Common Stock as reported on the NYSE was $19.25.

Eligible Employees.

Participants in the 2015 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors, and agents (including any individuals expected to become any of the foregoing) of the Company, its subsidiaries and its affiliates, as selected by the Plan Committee in its sole discretion.

Change in Control

If an award holder’s employment is terminated by the Company, a subsidiary or an affiliate without cause (or otherwise terminates for an eligible reason according to the terms of any applicable Company severance policy) within 24 months following a change in control, then upon such termination of employment (i) each outstanding option and SAR held by such holder will become fully vested and exercisable, (ii) the restriction period applicable to each outstanding award held by such holder will lapse, and (iii) performance grants will vest or become exercisable or payable in accordance with the applicable award agreement.

Under the terms of the 2015 Plan, a change in control is generally defined as (i) certain acquisitions of 35% or more of the then outstanding shares of Common Stock, (ii) a change in our Board during any 24 month period resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the

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Proposal 3	PROXY STATEMENT

Company (unless, among other conditions, the Company’s stockholders receive more than 50% of the stock of the resulting company) or (iv) the consummation of a complete liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

If approved by our stockholders at the Annual Meeting, the 2015 Plan will become effective as of the date of such stockholder approval, and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2015 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code, or any rule of the NYSE, (ii) such amendment would increase the maximum number of shares of Common Stock available under the 2015 Plan, or (iii) the Board seeks to modify the option and SAR repricing provisions in the 2015 Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Non-Transferability

The 2015 Plan restricts the ability of a participant from transferring awards granted under the 2015 Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Stock Options and SARs

The 2015 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the purchase price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the purchase price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the base price of the SAR.

Except as otherwise provided under the 2015 Plan, no option or SAR award may become exercisable until one year from the grant date, provided that this minimum vesting period will not apply in the case of an option or SAR that becomes exercisable as a result of the attainment of a specified performance measure or in the case of an option or SAR granted as an employee recognition award, a retention award, or to a non-employee director or a newly hired employee; provided that except for a stock option or SAR granted to a non-employee director or as otherwise provided for under the 2015 Plan no portion of any such option or SAR may become exercisable until six months from the grant date.

Unless otherwise specified in an award agreement, outstanding options and SARs will vest in full in the event of a participant’s termination of employment due to death or disability and will vest on a pro rata basis in the event of a participant’s termination of employment due to retirement.

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Proposal 3	PROXY STATEMENT

Subject to the adjustment provisions set forth in the 2015 Plan, neither the Board nor the Plan Committee will, without the approval of the Company’s stockholders, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR when the purchase price or base price per share of Common Stock subject to the option or SAR exceeds the fair market value of a share of Common Stock in exchange for cash or another award (other than in connection with a change in control) or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.

Stock Awards

The 2015 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award, restricted stock unit award, bonus stock award, bonus stock unit award or deferred stock unit award. Except as otherwise determined by the Plan Committee, restricted stock awards or restricted stock unit awards will be subject to forfeiture if the holder does not remain continuously in the employment or service of the Company during the specified restriction period or performance period or if specified performance measures (if any) are not attained during the performance period. Except as otherwise provided under the 2015 Plan, the restriction period applicable to a restricted stock award or restricted stock unit award may not lapse until one year from the grant date, provided that the minimum restriction period will not apply in the case of a restricted stock award or restricted stock unit award that vests as a result of the attainment of a specified performance measure or in the case of a restricted stock award or restricted stock unit award granted as an employee recognition award, a retention award, or to a newly hired employee; provided that except as provided for under the 2015 Plan the minimum restriction period applicable to such award will be six months.

Unless otherwise set forth in an award agreement, the restriction period applicable to an outstanding stock award will lapse and the performance measures applicable to such award will be deemed to have been satisfied at the maximum level in the event a participant’s termination of employment due to death or disability. In the case of restricted stock unit awards, unless otherwise set forth in an award agreement, in the event a participant’s employment terminates due to retirement, a prorated portion of such restricted stock units will vest, with the vesting of any restricted stock unit awards that are subject to performance based vesting conditions determined based on actual satisfaction of the underlying performance measures during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of Common Stock. With respect to restricted stock awards subject to performance-based vesting conditions and, unless the Plan Committee determines otherwise, restricted stock awards subject only to time-based vesting conditions, in each case, a distribution with respect to shares of Common Stock, including a regular cash dividend, will be deposited with the Company and replaced with additional restricted stock awards, subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award in Common Stock, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Bonus stock awards and bonus stock units will not be subject to any restriction period or performance measures. The award agreement relating to a bonus stock unit award will specify (i) whether such award may be settled in shares of Common Stock, cash or the combination thereof and (ii) whether the holder will be entitled to receive,

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Proposal 3	PROXY STATEMENT

on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to such award. Prior to the settlement of a bonus stock unit award in Common Stock, the holder of a bonus stock unit award will not have any rights as a stockholder of the Company.

The agreement relating to deferred stock units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to such award. Under the terms of the 2015 Plan, deferred stock unit awards will not be subject to any restriction period or performance measures. Prior to settlement of a deferred stock unit award in Common Stock, the holder of a deferred stock unit will have no rights as a stockholder of the Company, except to the extent the Plan Committee grants dividend equivalents on deferred stock unit awards that are settled in shares of Common Stock.

Performance Grants

The 2015 Plan also provides for the granting of performance grants. The agreement relating to a performance grant will specify (i) whether such award may be settled in shares of Common Stock, restricted stock, restricted stock units, cash or a combination thereof, and (ii) whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents. Any dividend or dividend equivalents with respect to a performance grant that remains subject to performance-based vesting conditions will be subject to the same restrictions as such performance grant. The agreement relating to a performance grant will provide, in the manner determined by the Plan Committee, for the vesting of such performance grant if the specified performance measures are satisfied or met during the specified performance period. Prior to the settlement of a performance grant in Common Stock or restricted stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Unless otherwise set forth in an award agreement, in the event a participant’s employment terminates due to disability, death or retirement, a prorated portion of the performance grant will vest based on actual satisfaction of the underlying performance measures during the performance period.

Performance Measures

Under the 2015 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. In the case of an award that is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified value within or for a specified period of time; earnings; earnings per share; earnings before interest expense and taxes (“EBIT”); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); return on equity; return on assets; return on total capital; return to stockholders (including dividends); total shareholder return; revenues; cash flow(s); cost reduction goals; net income; operating income; profit margin; expense management; economic profit; economic value added; customer satisfaction; productivity; employee retention; succession management; management of the cost of insurance claims; achievement of regulatory compliance performance goals; measurable marketing effectiveness; achievement of diversity goals; or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions or operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted or amended in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

81	|	The Western Union Company – Proxy Statement

Proposal 3	PROXY STATEMENT

Clawback of Awards

Except to the extent prohibited by law, awards granted under the 2015 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture and recovery by the Company pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Act or as otherwise required by law.

New Plan Benefits

The number of stock options and other forms of awards that will be granted under the 2015 Plan is not currently determinable.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2015 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2015 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2015 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance based-compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the employees eligible to receive compensation, the business criteria on which the performance goals are based and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained, are approved by the corporation’s stockholders, and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any qualified performance-based compensation is made. The Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2015 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2015 Plan, such as any Stock Award that is not subject to Section 162(m) performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the

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Proposal 3	PROXY STATEMENT

amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will generally recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time bonus stock is granted. The Company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a bonus stock unit or deferred stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of bonus stock units or deferred stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and, in the case of deferred stock units, the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

83	|	The Western Union Company – Proxy Statement

Proposal 3	PROXY STATEMENT

Performance Grants

A participant will not recognize taxable income at the time performance grants are made and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance grants, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

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Proposal 4	PROXY STATEMENT

Proposal 4 Ratification of Selection of Auditors

The Board of Directors and the Audit Committee recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2015. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Summary of Independent Registered Public Accounting Firm’s Fees for 2014 and 2013

Audit Fees. Ernst & Young LLP’s fees for the Company’s annual audits were $5.6 million and $5.4 million in 2014 and 2013, respectively. Audit fees primarily include fees related to the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting; the review of its quarterly consolidated financial statements; statutory audits required domestically and internationally; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

Audit-Related Fees. Ernst & Young LLP’s fees for audit-related services that are reasonably related to the performance of the audits or reviews of the Company’s consolidated financial statements (and not included in the section entitled “— Audit Fees” above) were $0.4 million in each of 2014 and 2013. Audit-related fees primarily include fees related to service auditor examinations, due diligence related to mergers and acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards not classified as audit fees.

Tax Fees. Ernst & Young LLP’s fees for tax compliance, tax advice and tax planning services to the Company were $0.7 million in each of 2014 and 2013. Tax advice and tax planning fees included consultations, analysis, and assistance with domestic and foreign tax matters, including value-added and goods and service taxes, local tax authority audits, and other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

During 2014 and 2013, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 4. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 4.

85	|	The Western Union Company – Proxy Statement

Proposal 5	PROXY STATEMENT

Proposal 5 Stockholder Proposal Regarding Stockholder Action by Written Consent

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the 2015 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent of such proposal. The Board of Directors and the Company accept no responsibility for the contents of the proposal or the supporting statement.

[WU: Rule 14a-8 Proposal, November 28, 2014]
Proposal 5 - Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance it takes 20% of Western Union shareholders, with at least one-year of continuously stock ownership, to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period.

Potentially 50% of Western Union shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting due to our one-year rule. The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.”

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

In regard to our board 5 directors owned zero stock which is not a good sign. Jack Greenberg, our chairman, received our highest negative votes. Mr. Greenberg and Linda Fayne Levinson (on our audit committee) were potentially overextended with director responsibilities at 5 companies each.

In regard to executive pay unvested equity pay partially or fully accelerates upon CEO termination according to GMI Ratings, an independent investment research firm. Western Union had not disclosed specific, quantifiable performance objectives for our CEO. Western Union gives long-term incentive pay to executives without requiring the company to perform above the median of its peer group. Incentive plans that pay for mediocre performance undermine the link between pay and performance. Our CEO’s annual incentives did not rise or fall in line with annual financial performance. Shareholders had 11% potential stock dilution.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent- Proposal 5

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Proposal 5	PROXY STATEMENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company believes that permitting stockholder action by written consent could lead to substantial confusion and disruption for stockholders. The board believes that permitting stockholder action by written consent is not an appropriate corporate governance model for a widely-held public company like Western Union. Consider the following:

●

Currently, any matter that Western Union or its stockholders wish to present for a stockholder vote must be presented at a meeting of the stockholders, thus allowing all stockholders to consider, discuss and vote on the pending matter.

●

In contrast, the written consent proposal at issue would permit a group of stockholders with no fiduciary duties to other stockholders to initiate action without prior notice, either to the other stockholders or to the Company, and without giving all stockholders an opportunity to participate and consider arguments, including those of the Company, for and against the action.

●

Stockholder action by written consent would allow for the solicitation of multiple, even conflicting, written consents by multiple stockholder groups, potentially creating substantial confusion and disruption for stockholders.

The Board of Directors is already highly accountable to stockholders. The proposal suggests that the written consent right is necessary to keep the Board accountable to stockholders. Our current policies, however, implement the goal of accountability without the governance risk to stockholders and the Company associated with action by written consent as contemplated by the proposal. The Company has implemented a comprehensive package of corporate governance practices and policies that enable stockholders to hold the Board accountable and, where necessary, take quick action to support their interests. Elements of this comprehensive package include:

●	The Board of Directors is declassified, with majority voting for uncontested Director elections.
●	The Company was among the first U.S. companies to adopt the “proxy access” right for its stockholders.
●	A stockholder or group of stockholders holding 20% or more of our outstanding shares may call a special meeting.
●	Our Amended and Restated Certificate of Incorporation and By-Laws have no supermajority provisions.

The Board of Directors has a demonstrated history of commitment to high standards of corporate governance. In recent years, the Board has taken the following actions:

●	Adopted majority voting for uncontested Director elections (2007).
●	Declassified its Board of Directors, ensuring that directors would be elected annually (process initiated in 2012).
●	Added the right for stockholders to call special meetings to the By-Laws (2013).
●	Adopted a “proxy access” right for its stockholders (2013).

The Board has repeatedly responded to stockholder concerns. There is, accordingly, no need for stockholders to be given the right to act by written consent.

87	|	The Western Union Company – Proxy Statement

Proposal 5	PROXY STATEMENT

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 5. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

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Proposal 6	PROXY STATEMENT

Proposal 6 Stockholder Proposal Regarding Political Contributions

The New York State Common Retirement Fund, 59 Maiden Lane — 30th Floor, New York, NY 10038, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the 2015 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board of Directors and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Resolved, that the shareholders of Western Union Company, (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

	a.	The identity of the recipient as well as the amount paid to each; and

	b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Western Union, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Western Union contributed at least $434,950 in corporate funds since the 2004 election cycle.
(CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

89	|	The Western Union Company – Proxy Statement

Proposal 6	PROXY STATEMENT

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

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Proposal 6	PROXY STATEMENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company has historically made an extremely limited number of political contributions. The Company’s political contributions are not financially material to the company. In 2014, 2013, and 2012, these contributions totaled approximately $8,500, $11,500 and $13,700 respectively. In 2014, the Company’s total expenses relating to political contributions were de minimis when compared to the Company’s total operating costs of approximately $4.5 billion.

The Company is both transparent and accountable regarding its political contributions. On a limited basis we have pursued and will continue to pursue efforts to help inform public policy decisions that have the potential to affect our customers, employees, and the communities in which we operate. To the extent this is done through a small number of corporate political contributions, such contributions are already strictly controlled. Consider our current standards, policies and practices regarding corporate political contributions:

●	The Company maintains a formal policy regarding political activities, political contributions and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website.

●	Our policy contains standards for participating in the political process for both the Company and its employees.

●	With respect to political contributions, the Code of Conduct provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company.

●	The Code of Conduct also provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company is also transparent and accountable regarding its membership in trade associations. Participation as a trade association member comes with the understanding that we may not always agree with all of the positions of the organizations or other members but that we believe that the associations we belong to take many positions and address many issues in a meaningful and influential manner and in a way that will be to the Company’s benefit. We believe the below practices allow the Company to reap these benefits while remaining both transparent and accountable:

●	Although we must pay regular membership fees, we do not normally make additional non-dues contributions to support a group’s targeted political contributions.

●	We closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member.

Significant disclosure regarding the Company’s political activities and related policies is already publicly available. Consider the following:

●	Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported, and a list of such contributions is publicly available at the website of the United States Federal Election Commission.

91	|	The Western Union Company – Proxy Statement

Proposal 6	PROXY STATEMENT

●	Contributions made directly by the Company are most frequently made to state-level candidates and representatives, and the Company believes that those persons generally publicly disclose such contributions, as required by state law.

●	Federal law prohibits corporations from contributing corporate treasury funds to federal candidates or federal campaign committees.

Given all of the above, we believe that this proposal is unnecessary, costly and largely duplicative of current reporting systems and accountability measures. We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance stockholder value and promote healthy corporate citizenship. We do not believe, however, that implementing a semiannual report on our political activity would increase stockholder value or provide stockholders with any more meaningful information than is already available. If adopted, the proposal would apply only to Western Union and to no other company and would cause Western Union to incur undue costs and administrative burdens without commensurate benefit to our stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 6. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

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Proposal 7	PROXY STATEMENT

Proposal 7 Stockholder Proposal Regarding New Board Committee

NorthStar Asset Management Funded Pension Plan, P.O. Box 301840, Boston, MA 02130, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the 2015 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent of the proposal. The Board of Directors and the Company accept no responsibility for the contents of the proposal or the supporting statement.

BOARD COMMITTEE ON HUMAN RIGHTS

RESOLVED: Shareholders hereby amend Article III of the By-Laws, by inserting a new Section 11:

Section 11. Board Committee on Human Rights. There is established a Board Committee on Human Rights, to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, including assessing the impacts of company operations and supply chains on resources and public welfare in host communities.

The Board of Directors is authorized, by resolution, in its discretion and consistent with these By-Laws, the Articles of Incorporation and applicable law to: (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt a charter to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the findings of the Board Committee, and (5) any other measures within the Board’s discretion consistent with these By-Laws and applicable law. Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

SUPPORTING STATEMENT

As reported by the Interfaith Center on Corporate Responsibility, the forceful exploitation of persons—for labor or sexual purposes—is the third largest illegal “business” globally. Due to our Company’s popularity as a reputable financial conduit, we may be unknowingly complicit in human trafficking transactions and subsequent exploitation.

The money transfer industry intersects with the lives of migrant workers. The right of migrant workers to live abroad safely, complete gainful work that benefits both themselves and their host community, and send funds back to their home countries is vital to our company’s success. Challenges to our clients’ ability to migrate freely and safely will harm our bottom line.

Our Company’s continued operation without a strong human rights policy poses serious risks to our reputation and share value. Western Union has faced numerous lawsuits based on predatory fees and unfair exchange rates, resulting in millions of shareholder dollars being spent on settlements. The cost of unintentional involvement in violations of fundamental human rights related to migration or trafficking must not be underestimated.

The proposed by-law would establish a separate Board Committee on Human Rights, which would elevate board level oversight and governance regarding human rights issues raised by the company’s activities and policies and provide a vehicle to fulfill the Board’s fiduciary responsibilities for oversight of these issues. The proposed by-law would establish the vehicle of a Board Committee, but would leave the process of appointment and implementation of the Committee to the full Board of Directors.

93	|	The Western Union Company – Proxy Statement

Proposal 7	PROXY STATEMENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company believes that its current policies, practices and procedures demonstrate our commitment to human rights. While we share the proponent’s concern for human rights, we believe that adoption of this proposal is unnecessary. The manner in which we conduct our global operations is consistent with the spirit and intent of widely recognized international principles aimed at promoting human rights. Although governments have the primary duty to protect and ensure fulfillment of human rights, the Company recognizes that it plays an important role in respecting human rights in the communities in which it operates. Consider the following:

●	The Company works cooperatively and constructively with host governments, communities and nongovernmental organizations and engages with subject matter experts who help build on its understanding of human rights issues relevant to its business.

●	We are committed to operating in full compliance with applicable laws in every country where we conduct business and our standard business practices require adherence to local, state, federal and international laws and regulations on human rights matters, including with respect to forced labor and human trafficking, two concerns highlighted in the proposal.

●	Our employees are required by our Code of Conduct, which is available in the “Corporate Governance” section of our Investor Relations website, to comply with the laws in the numerous countries in which we operate.

●	The Company participates in the United States Homeland Security Department’s Blue Campaign to fight human trafficking through training efforts.

The formation of a new Board Committee on Human Rights, as this proposal contemplates, is unnecessary because the Company already has an established Board committee that reviews and advises the Board regarding matters of public policy and social responsibility. The Corporate Governance and Public Policy Committee considers policies, programs and practices concerning a broad array of public policy issues, including human rights. This Committee also has the power to form sub-committees to focus on particular issues of concern, making an amendment to the By-Laws and the creation of another standing committee unnecessary. The formation of a new Board Committee on Human Rights would add nothing to the range of substantive issues currently considered by the existing committee and would, in fact, be duplicative.

The adoption of this proposal is potentially adverse to the interests of the Company and our stockholders. Western Union has been a leader in adopting good governance practices in recent years, including the declassification of the Board, granting stockholders the right to call a special meeting, and adopting a “proxy access” By-Law amendment. Adopting good governance practices, however, should be driven by reasoned consideration and thoughtful implementation rather than by good intentions that result in new but unnecessary governance structures. The Board does not believe that amending the By-Laws to require the establishment of a new committee on human rights is an effective way for the Company’s practices and goals to continually evolve and improve in response to changing conditions. Instead, such an additional and redundant committee would distract the Board from its other responsibilities to the Company and its stockholders without adding to the Company’s existing commitment to human rights and social responsibility.

Required Vote

The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the subject matter is required to approve this Proposal 7.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 7.

The Western Union Company – Proxy Statement	|	94

Equity Compensation Plan Information	PROXY STATEMENT

Equity Compensation Plan Information

The following table gives information, as of December 31, 2014, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

Number of securities
remaining available
for future issuance
under equity
	Number of securities to be	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	24,047,620 (1)	17.80 (2)	37,556,580 (3)
Equity compensation plans not
approved by security holders	—	N/A	—
Total	24,047,620 (1)	17.80 (2)	37,556,580 (3)

Footnotes:

(1)	Includes 7,610,616 restricted stock units, performance-based restricted stock units, deferred stock units, and bonus stock units that were outstanding on December 31, 2014 under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for performance-based restricted stock units reflects grant date units awarded. Assuming maximum payout for performance-based restricted stock unit grants that have not completed the required performance period, the number of securities to be issued would increase by 403,818. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2014 performance-based restricted stock units, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)	This amount represents shares of Common Stock available for issuance under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Awards available for grant under The Western Union Company 2006 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, performance grants, and any combination of the foregoing awards. Awards available for grant under The Western Union Company 2006 Non-Employee Director Equity Compensation Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock units, and any combination of the foregoing awards.

95	|	The Western Union Company – Proxy Statement

Stock Beneficially Owned by Directors, Executive Officers and Our Largest Stockholders	PROXY STATEMENT

Stock Beneficially Owned by Directors, Executive Officers and Our Largest Stockholders

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, all directors and nominees, each of the executive officers named in the 2014 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 19, 2015, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 12500 East Belford Avenue, Englewood, CO 80112.

		Amount and		Percentage of
		Nature of		Outstanding
Name of Beneficial Owner	Address	Beneficial Ownership		Shares
5% Owners
Capital Research Global Investors, a division of	333 South Hope Street,	66,309,190	(1)	12.7%	(1)
Capital Research and Management Company	Los Angeles, CA 90071
FMR LLC	245 Summer Street, Boston, MA 02210	43,250,394	(2)	8.275%	(2)
The Vanguard Group	100 Vanguard Boulevard, Malvern, PA 19355	42,471,296	(3)	8.12%	(3)
BlackRock, Inc.	55 East 52nd Street, New York, NY 10022	32,318,450	(4)	6.2%	(4)
T. Rowe Price Associates, Inc.	100 E. Pratt Street,	31,757,599	(5)	6.0%	(5)
	Baltimore, MD 21202
Directors and Named Executive Officers(6)
Dinyar S. Devitre		172,996	(7)	*
Hikmet Ersek		2,202,332		*
Richard A. Goodman		36,814		*
Jack M. Greenberg		493,513		*
Betsy D. Holden		58,980		*
Jeffrey A. Joerres		0		*
Linda Fayne Levinson		143,253		*
Roberto G. Mendoza		171,347		*
Michael A. Miles, Jr.		53,980		*
Robert W. Selander		26,818		*
Frances Fragos Townsend		39,883		*
Solomon D. Trujillo		67,952	(8)	*
Odilon Almeida		155,529		*
Rajesh K. Agrawal		432,982		*
John R. Dye		130,494		*
J. David Thompson		193,421		*
All directors and executive officers as a group
(20 persons)		4,996,951		*
* Less than 1%

The Western Union Company – Proxy Statement	|	96

Stock Beneficially Owned by Directors, Executive Officers and Our Largest Stockholders	PROXY STATEMENT

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 2 to Schedule 13G filing with the Securities and Exchange Commission dated February 13, 2015, which reports ownership as of December 31, 2014. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 66,309,190 shares, and shared power to vote or direct the vote of, and shared power to dispose or to direct the disposition of, no shares.

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 1 to Schedule 13G filing with the Securities and Exchange Commission dated February 13, 2015 which reports ownership as of December 31, 2014. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 1,072,118 shares, sole power to dispose or to direct the disposition of 43,250,394 shares, and shared power to vote or direct the vote of, and shared power to dispose of or to direct the disposition of, no shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 1 to Schedule 13G filing with the Securities and Exchange Commission dated February 10, 2015, which reports ownership as of December 31, 2014. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 927,501 shares, sole power to dispose or to direct the disposition of 41,599,307 shares, shared power to vote or direct the vote of no shares, and shared power to dispose of or to direct the disposition of 871,989 shares.

(4)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 4 to Schedule 13G filing with the Securities and Exchange Commission dated February 9, 2015, which reports ownership as of December 31, 2014. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 27,725,115, sole power to dispose or to direct the disposition of 32,318,450 shares, and shared power to vote or direct the vote of, and shared power to dispose or to direct the disposition of, no shares.

(5)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the Securities and Exchange Commission dated February 12, 2015, which reports ownership as of December 31, 2014. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 11,366,515, sole power to dispose or to direct the disposition of 31,655,749 shares, and shared power to vote or direct the vote of, and shared power to dispose or to direct the disposition of, no shares.

(6)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 19,2015 as follows: Mr. Devitre, 149,196; Mr. Ersek, 1,882,693; Mr. Goodman, 36,814; Mr. Greenberg, 420,801; Ms. Holden, 53,980; Mr. Joerres 0; Ms. Fayne Levinson, 143,253; Mr. Mendoza, 171,347; Mr. Miles, 53,980; Mr. Selander, 26,818; Ms. Fragos Townsend 39,883; Mr. Trujillo, 56,152; Mr. Almeida 144,591; Mr. Agrawal, 388,432; Mr. Dye, 101,796; Mr. Thompson, 127,991; all directors and executive officers as a group, 4,312,385. The number of shares reported includes RSUs that will vest within 60 days of March 19, 2015 as follows: Mr. Almeida, 6,940; Mr. Thompson, 34,281.

(7)	Mr. Devitre shares with his spouse the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 23,800 shares.

(8)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

Certain Transactions and Other Matters	PROXY STATEMENT

Certain Transactions and Other Matters

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

97	|	The Western Union Company – Proxy Statement

Certain Transactions and Other Matters	PROXY STATEMENT

The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve or ratify a related person transaction including, without limitation, the following:

●	the size of the transaction and the amount payable to a related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest; and
●

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

Section 16(a) Beneficial Ownership Reporting Compliance	PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2014, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except that one Form 4 filing was inadvertently filed late for Mr. Almeida due to a clerical error.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

John R. Dye
Executive Vice President,
General Counsel and
Secretary

The Western Union Company – Proxy Statement	|	98

Annex I	PROXY STATEMENT

The Western Union Company 2015 Long-Term Incentive Plan

I. Introduction

1.1. Purposes. The purposes of The Western Union Company 2015 Long-Term Incentive Plan (the “Plan”) are (i) to advance the interests of The Western Union Company (the “Company”) by attracting and retaining high caliber employees, and other key individuals who perform services for the Company, a Subsidiary or an Affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

1.2. Definitions.

“Adjustment Events” shall have the meaning set forth in the definition of “Performance Measures” in this Section 1.2.

“Affiliate” shall mean any entity of which the Company owns or controls, directly or indirectly, less than 50% but at least 20% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award and shall include any terms and conditions that may apply to such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Bonus Stock Unit” shall mean the right to receive one share of Common Stock or, in lieu thereof and to the extent provided for in the Agreement, the Fair Market Value thereof in cash, which is not subject to a Restriction Period or Performance Measures.

“Bonus Stock Unit Award” shall mean an award of Bonus Stock Units under this Plan.

“Cause” shall mean, unless otherwise defined in an Agreement, the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

“Change in Control” shall mean:

(a) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of

A-1	|	The Western Union Company – Proxy Statement

Annex I	PROXY STATEMENT

35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) during any twenty-four (24) month period, the cessation of individuals, who constitute the Board as of the date this Plan is adopted by the Board (the “Incumbent Board”), to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) the consummation of a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock of the Company.

The Western Union Company – Proxy Statement	|	A-2

Annex I	PROXY STATEMENT

“Company” has the meaning specified in Section 1.1.

“Corporate Transaction” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Deferred Stock Unit” shall mean the right to receive one share of Common Stock or, in lieu thereof and to the extent provided for in the Agreement, the Fair Market Value thereof in cash, which is not subject to a Restriction Period or Performance Measures. The Committee shall specify in the Agreement whether a Deferred Stock Unit Award shall be payable in Common Stock, cash, or any combination thereof.

“Deferred Stock Unit Award” shall mean an award of Deferred Stock Units under this Plan.

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities due to a physical or mental condition (i) that would entitle such holder to benefits under the Company’s Long-Term Disability Plan (or similar disability plan of the Company, a Subsidiary or an Affiliate in which such holder is a participant) or if the Committee deems it relevant, any disability rights provided as a matter of local law or (ii) if such holder is not eligible for long-term disability benefits under any plan sponsored by the Company, a Subsidiary, or an Affiliate, that would, as determined by the Committee, entitle such holder to benefits under the Company’s Long-Term Disability Plan if such holder were eligible therefor. In the case of Incentive Stock Options, the term “Disability” shall have the same meaning as “Permanent and Total Disability” as such term is defined in this Section 1.2.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange or in the New York Stock Exchange Composite Transactions, as the case may be, on the date as of which such value is being determined; provided, however, that if there shall be no reported transactions for such date, Fair Market Value shall be based on the appropriate closing price on the next preceding date for which transactions were reported; and provided further that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or methods as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code. Notwithstanding the preceding sentence, solely for purposes of determining an award holder’s tax payment obligations under Section 5.5, in lieu of the definition of Fair Market Value in the preceding sentence, the Committee may determine that Fair Market Value shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported.

“Free-Standing SAR” shall mean a SAR which is not granted in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary or Affiliate.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

A-3	|	The Western Union Company – Proxy Statement

Annex I	PROXY STATEMENT

“Outstanding Common Stock” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Outstanding Voting Securities” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Performance Grant” shall mean an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive shares of Common Stock, Restricted Stock, Restricted Stock Units, cash, or any combination thereof, as determined by the Committee or as evidenced in the Agreement relating to such Performance Grant.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which must be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Stock Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award, or, in the case of a Performance Grant, of the shares of Common Stock, Restricted Stock or Restricted Stock Units subject to such award and/or of payment with respect to such award. In the case of an award that is intended to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified value within or for a specified period of time; earnings; earnings per share; earnings before interest expense and taxes (“EBIT”); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); return on equity; return on assets; return on total capital; return to stockholders (including dividends); total shareholder return; revenues; cash flow(s); cost reduction goals; net income; operating income; profit margin; expense management; economic profit; economic value added; customer satisfaction; productivity; employee retention; succession management; management of the cost of insurance claims; achievement of regulatory compliance performance goals; measurable marketing effectiveness; achievement of diversity goals; or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures shall satisfy all applicable requirements imposed under United States Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. The applicable Performance Measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any Performance Measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a “covered employee” (within the meaning of Section 162(m) of the Code) to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not covered employees and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.

The Western Union Company – Proxy Statement	|	A-4

Annex I	PROXY STATEMENT

“Performance Period” shall mean any period designated by the Committee or specified in an Agreement during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Person” shall have the meaning set forth in the definition of “Change in Control” set forth in this Section 1.2.

“Plan” shall have the meaning set forth in Section 1.1.

“Plan Share Limit” shall have the meaning set forth in Section 1.5.

“Post-Termination Exercise Period” shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which a Stock Option or SAR may be exercised.

“Prior Plan” shall mean The Western Union Company 2006 Long-Term Incentive Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Related Employment” shall mean the employment or performance of services by an individual for an employer that is neither the Company nor a Subsidiary nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, a Subsidiary or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing service for the Company, a Subsidiary, or an Affiliate or was engaged in Related Employment and (iii) such employment or performance of services is in the best interests of the Company as determined by the Committee and is recognized by the Committee, in its discretion, as Related Employment. The death or Disability of an individual or his or her involuntary termination of employment during a period of Related Employment shall be treated, for purposes of this Plan, as if the death,

Disability or involuntary termination had occurred while the individual was employed by or performing services for the Company, a Subsidiary or an Affiliate.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock or, in lieu thereof and to the extent provided for in the Agreement, the Fair Market Value thereof in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period. The Committee shall specify in the Agreement whether a Restricted Stock Unit Award shall be payable in Common Stock, cash, or any combination thereof.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the vesting conditions applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” shall mean an employee’s termination of employment with or service to the Company (other than a termination by reason of death or Disability or for Cause) on or after (i) age 65, or (ii) age 55, provided the employee has completed at least 10 Years of Service; provided, however, that any employee who is “Retirement” eligible under the Prior Plan as of the effective date of this Plan shall be deemed “Retirement” eligible for purposes of this Plan.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

A-5	|	The Western Union Company – Proxy Statement

Annex I	PROXY STATEMENT

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, a Bonus Stock Award, a Bonus Stock Unit Award or a Deferred Stock Unit Award.

“Stock Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

“Subsidiary” shall mean any entity of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.

“Tandem SAR” shall mean a SAR which is granted in tandem with, or by reference to, a Stock Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Stock Option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Years of Service” shall mean the number of full years of uninterrupted service as a regular full-time employee or part-time employee from such employee’s most recent date of hire. Years of Service also includes (i) time spent on Company-approved leave of absences, provided that no more than one (1) cumulative Year of Service shall be credited for such leave of absences and (ii) prior service with certain acquired companies or other affiliated companies provided the prior service is negotiated for in the applicable acquisition agreement.

1.3. Administration. This Plan shall be administered by the Committee. The Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) Stock Options (in the form of Nonqualified Stock Options or Incentive Stock Options); (ii) SARs (in the form of Free-Standing SARs or Tandem SARs); (iii) Stock Awards (in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Bonus Stock Awards, Bonus Stock Unit Awards, and Deferred Stock Unit Awards); and (iv) Performance Grants.

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish, amend and revoke rules and regulations it deems necessary or desirable for the administration of this Plan, adopt sub-plans applicable to specific Subsidiaries, Affiliates or locations and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities to the extent permitted under local law. The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to another committee, a member of the Board, the President and Chief Executive Officer or such other

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executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board, another committee, a member of the Board, the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to another committee, a member of the Board, the President and Chief Executive Officer or other executive officer of the Company with regard to (y) the selection for participation in this Plan of an officer, Non-Employee Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Non-Employee Director or other person and (z) any decision regarding the impact of a Change in Control on awards issued under the Plan.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4. Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company, its Subsidiaries and its Affiliates, as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5. Shares Available.

(a) Plan Share Limit. Subject to adjustment as provided in Section 5.7, (i) 31,000,000 shares of Common Stock shall initially be available for awards under this Plan (the “Plan Share Limit”), and (ii) no more than 31,000,000 shares of Common Stock in the aggregate may be issued under this Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Grants denominated in shares of Common Stock.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

(b) Increases. The Plan Share Limit, as reduced pursuant to Section 1.5(a), shall be increased by shares of Common Stock subject to an outstanding award granted under this Plan or the Prior Plan that are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to a Stock Option cancelled upon settlement in shares of

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a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Stock Option) or (ii) the settlement of such award in cash; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to a Stock Option or a SAR and were not issued or delivered upon the net settlement or net exercise of such Stock Option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

(c) Source of Shares. Shares of Common Stock shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

1.6. Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which Stock Options or SARs, or a combination thereof, may be granted during a calendar year to any person shall be 2,200,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Grants denominated in Common Stock that may be earned by any person for each 12-month period during a Performance Period shall be 2,200,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person for each 12-month period during a Performance Period with respect to Performance Grants denominated in cash shall be $8,000,000; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $800,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

1.7. Employment. Except as provided otherwise in this Plan or an Agreement, for purposes of this Plan, references to “employment” with the Company or “employment with or service to the Company” shall mean the employment with or service to the Company, a Subsidiary or an Affiliate, including transfers of employment between the Company, a Subsidiary and an Affiliate, approved leaves of absence (or leaves protected under applicable local law), and Related Employment.

II. Stock Options and Stock Appreciation Rights

2.1. Stock Options. The Committee may, in its discretion, grant Stock Options to such eligible persons as may be selected by the Committee. Each Stock Option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise

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of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such Incentive Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of a Stock Option that is a Substitute Award, the purchase price per share of the shares of Common Stock subject to such Stock Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Incentive Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. A Stock Option may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) by a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Stock Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate or other indicia of ownership representing Common Stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

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Annex I	PROXY STATEMENT

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the base price per share of the shares of Common Stock subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Common Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.11.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

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2.3. Termination of Employment or Service.

(a) Disability. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Disability, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is one year after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(b) Retirement. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder, to the extent not already vested, shall vest on a prorated basis on the effective date of the holder’s termination of employment or service. Such prorated vesting shall be calculated on a grant-by-grant basis by multiplying the unvested portion of each such Stock Option and SAR award by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Stock Option or SAR award would have become fully vested and exercisable had the holder not terminated his or her employment or service. Unless otherwise specified in the Agreement, a vested Stock Option and SAR held by such holder may be exercised by the holder (or such holder’s legal representative or similar person) until the date which is two years after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(c) Death. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of death, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

(d) Involuntary Termination Without Cause. Unless otherwise specified in the Agreement, and except as provided in Section 5.8, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the Company, a Subsidiary or an Affiliate without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is three months after such involuntary termination, or if earlier, the expiration date of the term of such Stock Option or SAR.

(e) Termination for Cause. If the employment with or service to the Company of the holder of a Stock Option or SAR is terminated for Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date of such holder’s termination of employment or service. If the New York Stock Exchange is closed at the time of such holder’s termination of employment, then such Stock Option or SAR shall be forfeited at the time such holder’s employment is terminated and shall be canceled by the Company.

(f) Other Termination. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates for any reason other than Disability, Retirement, death, involuntary termination without Cause, or termination for Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date which is the thirtieth (30th) day following such holder’s termination of employment or service. If the New York Stock Exchange is closed on such date, then such Stock Option or SAR shall be forfeited and shall be

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canceled by the Company effective with the close of the New York Stock Exchange on the next following day in which the New York Stock Exchange is open.

(g) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement, if the holder of a Stock Option or SAR dies during the applicable Post-Termination Exercise Period, each Stock Option and SAR held by such holder shall be exercisable only to the extent that such Stock Option or SAR is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until the date which ends on the earlier of (i) one year after the date of death or, if later, the end of the applicable Post-Termination Exercise Period or (ii) the expiration date of the term of such Stock Option or SAR.

2.4. Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of a Stock Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Option or SAR.

2.5. Repricing and Discounting. Other than pursuant to Section 5.7, neither the Board nor the Committee shall without the approval of the Company’s stockholders (i) lower the purchase price or base price per share of Common Stock subject to a Stock Option or SAR after it is granted, (ii) cancel a Stock Option or SAR when the purchase price or base price per share of Common Stock subject to such Stock Option or SAR exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.

2.6. Minimum Vesting Period. Except as provided in this subsection or as otherwise provided under the Plan, no Stock Option or SAR award may become exercisable until one year from the date such Stock Option or SAR was granted. The limitations of the preceding sentence shall not apply in the case of a Stock Option or SAR that becomes exercisable as a result of the attainment of a specified Performance Measure or in the case of a Stock Option or SAR granted as an employee recognition award, a retention award, or to a Non-Employee Director or a newly hired employee; provided that except for a Stock Option or SAR granted to a Non-Employee Director or as otherwise provided for under the Plan no portion of any such Stock Option or SAR may become exercisable until six months from the date the Stock Option or SAR was granted. The exceptions in the preceding sentence to the general minimum vesting provisions of this subsection, other than the exceptions applying to a Stock Option or SAR granted to a Non-Employee Director or that becomes exercisable as a result of the attainment of a specified Performance Measure, are intended to be applied only in special circumstances as determined by the Committee (or its delegate).

III. Stock Awards

3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award, Bonus Stock Award, Bonus Stock Unit Award or Deferred Stock Unit Award.

3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Stock Award and the Performance Measures (if any) and the Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or for the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock

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Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or Performance Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period or Performance Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or for the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period or Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented thereby is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), upon the grant of a Bonus Stock Award, or upon the settlement of a Bonus Stock Unit Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the Committee’s right to cause such Award to be cancelled pursuant to an adjustment under Section 5.7, the holder of such award shall have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) unless the Committee determines otherwise, with respect to Restricted Stock Awards subject only to time-based vesting conditions and (ii) with respect to Restricted Stock Awards subject to performance-based vesting conditions, in each case, a distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and replaced with additional Restricted Stock Awards with a Fair Market Value equal to such distribution and otherwise subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards which are settled in shares of Common Stock. No shares of Common Stock and no certificates or other indicia of

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ownership representing shares of Common Stock that are subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates or other indicia of ownership representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.

(f) Minimum Restriction Period. Except as provided in this subsection or as otherwise provided under the Plan, the Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award may not lapse until one year from the date such award was granted. The limitations of the preceding sentence shall not apply in the case of a Restricted Stock Award or Restricted Stock Unit Award that vests as a result of the attainment of a specified Performance Measure or in the case of a Restricted Stock Award or Restricted Stock Unit Award granted as an employee recognition award, a retention award, or to a newly hired employee; provided that except as provided for under the Plan the minimum Restriction Period applicable to such award shall be six months. The exceptions in the preceding sentence to the general minimum vesting provisions of this subsection, other than the exception applying to a Restricted Stock Award or Restricted Stock Unit Award that vests as a result of the attainment of a specified Performance Measure, are intended to be applied only in special circumstances as determined by the Committee (or its delegate).

(g) Rights and Provisions Applicable to Bonus Stock Unit Awards and Bonus Stock Awards. The number of shares of Common Stock subject to a Bonus Stock Award or Bonus Stock Unit Award shall be determined by the Committee. Bonus Stock Awards and Bonus Stock Unit Awards shall not be subject to any Restriction Periods or Performance Measures. The Agreement relating to a Bonus Stock Unit Award shall specify (i) whether such award may be settled in Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Bonus Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Bonus Stock Unit Awards. No shares of Common Stock and no certificates or other indicia of ownership representing shares of Common Stock that are subject to a Bonus Stock Unit Award shall be issued upon the grant of a Bonus Stock Unit Award.

(h) Rights and Provisions Applicable to Deferred Stock Unit Awards. The Agreement relating to a Deferred Stock Unit Award shall specify (i) whether such award may be settled in Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Deferred Stock Unit Awards shall not be subject to any Restriction Periods or Performance Measures. Prior to the settlement of a Deferred Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Deferred Stock Unit Awards which are settled in shares of Common Stock. No shares of Common Stock and no certificates or other indicia of ownership representing shares of Common Stock that are subject to a Deferred Stock Unit Award shall be issued upon the grant of a Deferred Stock Unit Award. Instead, shares of Common Stock subject to Deferred Stock Unit Awards and the certificates or other indicia of ownership representing such shares of Common Stock shall only be distributed at the time of settlement of such Deferred Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Deferred Stock Unit Award.

3.3. Termination of Employment or Service.

(a) Disability and Death. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability or death, the

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Restriction Period shall terminate as of the effective date of such holder’s termination of employment or service and all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level.

(b)	Retirement.

(i) In the case of Restricted Stock Unit Awards which are not subject to Performance Measures, unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, a prorated portion of such Restricted Stock Unit Award shall vest and be settled on the date on which the holder’s employment with or service to the Company terminates, and the remaining portion of such award shall be forfeited by such holder and canceled by the Company. Such proration shall be calculated on a grant-by-grant basis by multiplying the number of unvested Restricted Stock Units by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Restriction Period applicable to the Restricted Stock Unit Award would have lapsed in full.

(ii) In the case of Restricted Stock Unit Awards which are subject to Performance Measures, unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, a prorated portion of the amount of such Restricted Stock Unit Award which is actually earned, based upon satisfaction of the Performance Measures during the applicable performance period, shall vest and be settled on the later of (i) date on which the holder’s employment with or service to the Company terminates or (ii) as soon as practicable following the end of the applicable performance period, and in no event later than March 15 of the calendar year following the calendar year in which the applicable performance period ends, and the remaining portion of such award shall be forfeited by such holder and canceled by the Company. Such proration shall be calculated on a grant-by-grant basis by multiplying the number of unvested Restricted Stock Units by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Restriction Period applicable to the Restricted Stock Unit Award would have lapsed in full.

(c) Other Termination. Unless otherwise set forth in the Agreement relating to a Stock Award, and except as provided in Section 3.3(b) and Section 5.8, if the employment with or service to the Company of the holder of a Stock Award terminates for any reason other than Disability or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder’s termination of employment or service shall be immediately forfeited by such holder and canceled by the Company.

IV. Performance Grants

4.1. Performance Grants. The Committee may, in its discretion, make Performance Grants to such eligible persons as may be selected by the Committee.

4.2. Terms of Performance Grants. Performance Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Amount of Performance Grant and Performance Measures. The Agreement shall set forth the amount of the Performance Grant and a description of the Performance Measures and the Performance Period applicable to such Performance Grant, as determined by the Committee in its discretion.

(b) Vesting and Forfeiture. The Agreement shall provide, in the manner determined by the Committee in its discretion, for the vesting of a Performance Grant, if specified Performance Measures are satisfied during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied during the specified Performance Period.

(c) Settlement of Vested Performance Grants. The Agreement (i) shall specify whether a Performance Grant may be settled in shares of Common Stock, Restricted

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Stock, Restricted Stock Units, cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award, if any; provided, however, any dividend equivalents with respect to a Performance Grant that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Grant. If a Performance Grant is settled in shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Grant in shares of Common Stock or Restricted Stock the holder of such award shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.11.

4.3. Termination of Employment or Service.

(a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period by reason of Disability, Retirement or death, the Performance Period shall continue and the holder, or the holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance Period multiplied by a fraction, the numerator of which shall equal the number of days such holder was employed with or performing services for the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period; provided, however, that such holder, or such holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall not be entitled to payment or distribution of such Performance Grant earlier than the date set forth in the Agreement.

(b) Other Termination. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period for any reason other than Disability, Retirement or death, each Performance Grant that is not vested shall be immediately forfeited.

V. General

5.1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2015 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Company’s stockholders. Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

5.2. Amendments. The Board or the Committee may amend or terminate this Plan, and except as provided in Section 2.5, the Committee may amend outstanding awards under this Plan in any manner as it shall deem advisable in its sole discretion, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the rules of the New York Stock Exchange; provided, however, that no amendment of the Plan shall be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7) or (ii) modify the prohibitions on the repricing or discounting of Stock Options and SARs contained in Section 2.5. No amendment of the Plan or an outstanding

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award may impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder.

5.3. Agreement. The Company may condition an award holder’s right (a) to exercise, vest or settle the award and (b) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Committee may approve an Agreement that, upon the termination of an award holder’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Agreement such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

5.4. Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5. Tax Withholding. The Company shall have the right to require, as of the grant, vesting, or exercise of an award, the sale of any shares of Common Stock, the receipt of any dividends or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, foreign or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”) in the amount necessary to satisfy any such obligation, or withhold an amount of cash which would otherwise be payable to a holder, including withholding from wages or other cash compensation otherwise due to the holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise (in the case of a Stock Option) or an irrevocable notice of sale (in the case of a Stock Award), in each case to the extent set forth in the Agreement relating to an award, or (E) any combination of (A), (B) and (C). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum

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statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates or other indicia of ownership evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding Stock Option and SAR (including the number and class of securities subject to each outstanding Stock Option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Grant (including the number and class of securities subject thereto), the maximum number of securities with respect to which Stock Options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Grant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8. Change in Control. If an award holder’s employment is terminated by the Company, a Subsidiary or an Affiliate without Cause (or otherwise terminates for an eligible reason according to the terms of the Company severance policy applicable to the holder as of the effective date of a Change in Control) during the period commencing on and ending twenty-four months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding Stock Option and SAR held by such holder shall become fully vested and exercisable, (ii) the Restriction Period applicable to each outstanding award held by such holder shall lapse, and (iii) Performance Grants shall vest or become exercisable or payable in accordance with the applicable Agreements; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, each Stock Option or SAR granted to such holder shall remain exercisable by the holder (or his or her legal representative or similar person)

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until the earlier of (y) the date that ends on the later of (1) one-year following the award holder’s termination of employment under this section, (2) the expiration of the applicable Post-Termination Exercise Period under the Plan, (3) the expiration of any post-termination exercise period mandated by local statute, or (4) if an award holder is subject to a severance policy as of the effective date of a Change in Control, the end of the severance period applicable to the holder under such severance policy, or (z) the expiration date of the term of the Stock Option or SAR.

5.9. Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12. Designation of Beneficiary. If permitted by the Committee, the holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR to the extent permitted under local law.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Stock Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14. Foreign Employees. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures and to foster and promote achievement of the purposes of this Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, Disability or Retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 1.5 and 5.2,

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but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.15. Termination of Employment or Service. Unless otherwise determined by the Committee, an award holder employed by or providing service to an entity that is a Subsidiary or an Affiliate under this Plan shall be deemed to have terminated employment with or service to the Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary or an Affiliate hereunder.

5.16. Code Section 409A. Notwithstanding anything in this Plan to the contrary (for purposes of this Section 5.16, “Plan” shall include all Agreements under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and shall interpret the terms of the Plan consistently therewith. Under no circumstances, however, shall the Company or any Subsidiary or Affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an award holder’s “termination of employment,” such term shall be deemed to refer to the award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the award holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the award holder’s death.

5.17. Awards Subject to Clawback. Except to the extent prohibited by law, the awards granted under this Plan and any cash payment or Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1 through 4.

Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Hikmet Ersek	☐	☐	☐	1g. Roberto G. Mendoza	☐	☐	☐

1b. Richard A. Goodman	☐	☐	☐	1h. Michael A. Miles, Jr.	☐	☐	☐
Please fold here – Do not separate
1c. Jack M. Greenberg	☐	☐	☐	1i. Robert W. Selander	☐	☐	☐

1d. Betsy D. Holden	☐	☐	☐	1j. Frances Fragos Townsend	☐	☐	☐

1e. Jeffrey A. Joerres	☐	☐	☐	1k. Solomon D. Trujillo	☐	☐	☐

1f. Linda Fayne Levinson	☐	☐	☐

Other Matters:

2.	Advisory Vote to Approve Executive Compensation	☐	For	☐	Against	☐	Abstain

3.	Approval of The Western Union Company 2015 Long-Term Incentive Plan	☐	For	☐	Against	☐	Abstain

4.	Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2015	☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5 through 7.
5.	Stockholder Proposal Regarding Stockholder Action by Written Consent	☐	For	☐	Against	☐	Abstain

6.	Stockholder Proposal Regarding Political Contributions	☐	For	☐	Against	☐	Abstain

7.	Stockholder Proposal Regarding New Board Committee	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 4, AND AGAINST ITEMS 5 THROUGH 7. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 12, 2015 or by Internet or phone by 11:59 p.m. (ET) on May 12, 2015, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2015
8:00 a.m. (ET)
505 Fifth Avenue, 7th Floor
New York, NY 10017

The Western Union Company 12500 East Belford Avenue Englewood, CO 80112	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2015.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 4 and “AGAINST” Items 5 through 7.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and John R. Dye, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/wu	PHONE 1-866-883-3382	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (ET) on May 14, 2015.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on May 14, 2015.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.